                            STOCK PURCHASE AGREEMENT


                                     among


                             3-D GEOPHYSICAL, INC.,


                        3-D GEOPHYSICAL OF CANADA, INC.,

                         D. E. JANVEAU, GLADYS MUELLER

                                      and

                                 W. G. MUELLER



                         Dated as of December 10, 1996

                               TABLE OF CONTENTS



ARTICLE I           Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II          Purchase and Sale   . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1        Purchase and Sale of Janvo Shares and Calcore Shares  . . . . . . . . .   5

ARTICLE III         Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.1        Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2        Certain Actions at Closing  . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV          Representations and Warranties of Sellers   . . . . . . . . . . . . . .   8
         4.1        Organization and Good Standing  . . . . . . . . . . . . . . . . . . . .   8
         4.2        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.3        Ownership of Shares   . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.4        Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.5        No Conflict; Transactions with Certain Persons  . . . . . . . . . . . .  11
         4.6        Financial Statements; Undisclosed Liabilities; Receivables;
                      Supplies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.7        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.8        Title to Properties; Absence of Encumbrances  . . . . . . . . . . . . .  14
         4.9        Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.10       Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . .  15
         4.11       Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.12       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.13       Condition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.14       Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.15       Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.16       Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.17       Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.18       Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.19       Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.20       Bank Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.21       Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . .  23
         4.22       Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.23       Absence of Certain Business Practices   . . . . . . . . . . . . . . . .  25
         4.24       Customer Relationships  . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.25       No Broker or Finder   . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.26       Securities Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.27       Disclosure Schedule   . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.28       Residency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE V           Representations and Warranties of 3-D and Buyer   . . . . . . . . . . .  27
         5.1        Organization and Good Standing  . . . . . . . . . . . . . . . . . . . .  27

         5.2        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.3        Ownership of Shares   . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.4        Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.5        No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.6        Financial Condition; Etc.   . . . . . . . . . . . . . . . . . . . . . .  29
         5.7        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.8        No Broker or Finder   . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI          Covenants of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.1        Normal Course   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.2        Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.3        Certain Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.4        Best Efforts to Satisfy Conditions  . . . . . . . . . . . . . . . . . .  30
         6.5        Delivery of Financial Statements  . . . . . . . . . . . . . . . . . . .  31
         6.6        Intercompany Payments   . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.7        Resignation of Officers and Directors   . . . . . . . . . . . . . . . .  31
         6.8        Amendment to the Lease  . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.9        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII         Covenants of 3-D and Buyer  . . . . . . . . . . . . . . . . . . . . . .  31
         7.1        Certain Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2        Best Efforts to Satisfy Conditions  . . . . . . . . . . . . . . . . . .  31
         7.3        Amendments to Registration Statement.   . . . . . . . . . . . . . . . .  32
         7.4        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VIII        Conditions Precedent to Obligations of 3-D and Buyer  . . . . . . . . .  32
         8.1        Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  32
         8.2        Compliance with Covenants   . . . . . . . . . . . . . . . . . . . . . .  32
         8.3        Certain Financial Tests   . . . . . . . . . . . . . . . . . . . . . . .  32
         8.4        Lack of Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.5        Update Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.6        Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.7        Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.8        Consents of Third Parties to Contracts  . . . . . . . . . . . . . . . .  33
         8.9        No Violation of Orders  . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.10       Escrow Agreement;  Employment Agreements; Lease Amendment   . . . . . .  34
         8.11       Release of Liens    . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.12       Other Closing Matters   . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IX          Conditions Precedent to Obligations of Sellers  . . . . . . . . . . . .  34
         9.1        Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  34
         9.2        Compliance with Covenants   . . . . . . . . . . . . . . . . . . . . . .  34
         9.3        Update Certificate    . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4        Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.5        Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.6        No Violation of Orders  . . . . . . . . . . . . . . . . . . . . . . . .  35

         9.7        Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.8        Release of Personal Guarantees.   . . . . . . . . . . . . . . . . . . .  35

ARTICLE X           Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . .  35
         10.1       Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.2       Transaction Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XI          Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         11.1       Survival of Representations, Warranties and Covenants   . . . . . . . .  35
         11.2       Indemnification by Sellers  . . . . . . . . . . . . . . . . . . . . . .  36
         11.3       Indemnification by 3-D and Buyer  . . . . . . . . . . . . . . . . . . .  36
         11.4       Assumption of Defense   . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.5       Non-Assumption of Defense   . . . . . . . . . . . . . . . . . . . . . .  37
         11.6       Indemnified Party's Cooperation as to Proceedings   . . . . . . . . . .  37
         11.7       General Limitations on Indemnification  . . . . . . . . . . . . . . . .  38

ARTICLE XII         Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         12.1       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         12.2       Entirety of Agreement   . . . . . . . . . . . . . . . . . . . . . . . .  38
         12.3       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         12.4       Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.5       Nonwaiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.6       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.7       Assignment; Binding Nature; No Beneficiaries  . . . . . . . . . . . . .  39
         12.8       Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.9       Governing Law; Consent to Jurisdiction  . . . . . . . . . . . . . . . .  39
         12.10      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.11      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.12      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.13      Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . .  41

Schedules

         IV         Disclosure Schedule

Exhibits

         A          Description of rights, privileges, restrictions and
                    conditions of Terms of Buyer's Shares
         B-1        Form of Employment Agreement for D.E. Janveau
         B-2        Form of Employment Agreement for W.G. Mueller
         C          Escrow Agreement
         D          Interim Balance Sheet
         E          Share Exchange Agreement
         F          Support Agreement
         G          Major Customers
         H          List of New Officers and Directors
         I          Legal Opinion of Sellers' Counsel
         J-1        Legal Opinion of Buyer's United States Counsel
         J-2        Legal Opinion of Buyer's Canadian Counsel

                            STOCK PURCHASE AGREEMENT


                 STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 10, 1996, by and among 3-D Geophysical, Inc., a Delaware corporation ("3-D"), 3-D Geophysical of Canada, Inc., a Canadian corporation ("Buyer"), D.E. Janveau ("DJ"), Gladys Mueller ("GM") and W.G. Mueller ("WGM"; DJ, GM and WGM being sometimes referred to individually as a "Seller" and collectively as "Sellers").

                                    RECITALS

                 WHEREAS, DJ owns all of the issued and outstanding shares of capital stock of Jan Vo Equities Ltd., an Alberta corporation ("Janvo");

                 WHEREAS, Janvo owns 27 shares of Class A Common Stock and 27 shares of Class B Common Stock of J.R.S. Exploration Company Limited, an Alberta corporation ("Company");

                 WHEREAS, GM owns 80 shares of Class A Common Stock and WGM owns 120 shares of Class A Common Stock of Cal-Core Properties, Ltd., an Alberta corporation ("Calcore");

                 WHEREAS, Calcore owns 200 shares of Class A Common Stock of W.
G. Mueller Consulting Services, Ltd., an Alberta corporation ("Mueller Consulting");

                 WHEREAS, Mueller Consulting owns 6 shares of Class A Common Stock and 6 shares of Class B Common Stock of Company; and

                 WHEREAS, Buyer desires to acquire all of the issued and outstanding capital stock of Company by purchasing all of the issued and outstanding shares of capital stock of Janvo and Calcore, and Sellers desire to sell the same, on the terms and conditions hereinafter contained;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                              Certain Definitions

                 "Act" means the United States Securities Act of 1933, as amended.

                 "Affiliated Person(s)" has the meaning set forth in Section 4.5(b).

                 "Agreement" has the meaning set forth in the preamble to this Agreement.

                 "Bank" means Province of Alberta Treasury Branches.

                 "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in Calgary, Canada or New York, New York.

                 "Buyer" has the meaning set forth in the preamble to this Agreement.

                 "Buyer's Shares" means the exchangeable non-voting shares in the capital of Buyer having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto to be issued to Sellers pursuant to Section 2.1.

                 "Calcore Shares" has the meaning set forth in Section 4.2(d).

                 "Closing" has the meaning set forth in Section 3.1.

                 "Closing Date" has the meaning set forth in Section 3.1.

                 "Code" has the meaning set forth in Section 4.7(c)(x).

                 "Company" has the meaning set forth in the recitals.

                 "Company Class A Stock" has the meaning set forth in Section 4.2(a).

                 "Company Class B Stock" has the meaning set forth in Section 4.2(a).

                 "Company Shares" has the meaning set forth in Section 4.2(a).

                 "Contracts" has the meaning set forth in Section 4.10(b).

                 "Common Stock" means the shares of common stock, par value
0.01 per share, of 3-D.

                 "Common Stock Market Price" has the meaning set forth in
Section 2.1 (b).

                 "Disclosure Schedule" has the meaning set forth in the preamble to Article IV.

                 "Dollars" or "$" means Canadian dollars, unless otherwise specified.

                 "Employee Benefit Plan(s)" has the meaning set forth in
Section 4.16(a).

                 "Employees" has the meaning set forth in Section 4.4(b).

                 "Employment Agreements" means the employment agreements between Company and DJ and between Company and WGM, in substantially the forms attached hereto as Exhibits B-1 and B-2, respectively, to be entered into by Company and DJ and Company and WGM at the Closing.

                 "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

                 "Environment" has the meaning set forth in Section 4.17(i).

                 "Environmental Laws" has the meaning set forth in Section 4.17(i).

                 "Environmental Permits" has the meaning set forth in Section 4.17(i).

                 "Escrow Agent" means Montreal Trust Company of Canada, a financial institution organized under the laws of Canada.

                 "Escrow Agreement" means the Escrow Agreement among 3-D, Buyer, Sellers and the Escrow Agent, in substantially the form attached hereto as Exhibit C, to be entered into at the Closing.

                 "Financial Statements" means the balance sheet and statements of earnings, shareholders' equity and cash flows of Company as of, and for the fiscal year ended, November 30 in each of the years 1993 through 1995 and as of, and for the ten months ended, September 30, 1996.

                 "GAAP" means Canadian generally accepted accounting principles.

                 "Hazardous Substance(s)" has the meaning set forth in Section 4.17(i).

                 "Indemnification Obligations" means the indemnification obligations of Sellers or Buyer under Article XI.

                 "Intellectual Property" means all patents and patent applications, all trademarks, trade names, business names, brand names, service marks and copyrights, all applications for registration of such trademarks, trade names, business names, brand names, service marks and copyrights, all common law trade names and all common law or statutory trade secrets, including know-how, inventions, designs, processes and computer programs (including source codes).

                 "Interim Balance Sheet" means the balance sheet of Company as of August 31, 1996, a copy of which is attached hereto as Exhibit D.

                 "Janvo Class A Stock" has the meaning set forth in Section 4.2(b).

                 "Janvo Class B Stock" has the meaning set forth in Section 4.2(b).

                 "Janvo Class C Stock" has the meaning set forth in Section
4.2(b)

                 "Janvo Preferred Stock" has the meaning set forth in Section 4.2(b).

                 "Janvo Shares" has the meaning set forth in Section 4.2(b).

                 "Lease" has the meaning set forth in Section 4.5(b).

                 "Loss(es)", in respect of any matter, means any loss, liability, cost, expense, judgment, settlement or other damage arising directly or indirectly as a result of or in connection with such matter, including reasonable attorneys', consultants' and other advisors' fees and expenses, reasonable costs of investigating or defending any claim, action, suit or proceeding or of avoiding the same or the imposition of any judgment or settlement, and reasonable costs of enforcing any Indemnification Obligations.

                 "Major Customers" has the meaning set forth in Section 4.24.

                 "Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of Company, Janvo, Mueller Consulting or Calcore, as the case may be.

                 "Mueller Consulting Shares" has the meaning set forth in
Section 4.2(c).

                 "Parent Common Stock" means the shares of Common Stock issuable in accordance with the share provisions attaching to the Buyer's Shares.

                 "Permitted Encumbrances" has the meaning set forth in Section 4.8(c).

                 "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                 "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

                 "Prospectus" has the meaning set forth in Section 4.26(b).

                 "Public Offering" means the underwritten public offering of Common Stock by the Company that is contemplated by the Registration Statement.

                 "Registration Statement" means 3-D's registration statement on Form S-1 initially filed with the SEC on October 8, 1996 (Registration No. 333-13665), including all amendments thereto.

                 "SEC" means the United States Securities and Exchange
Commission.

                 "Share Exchange Agreement" means the Share Exchange Agreement among 3-D and the Buyer in substantially the form attached hereto as Exhibit E to be entered into by 3-D and the Buyer at the Closing.

                 "Support Agreement" means the Support Agreement between 3-D and Buyer in substantially the form attached hereto as Exhibit F to be entered into by 3-D and Buyer at the Closing.

                 "Tax(es)" means all federal, provincial, local, foreign and other taxes, assessments or other governmental charges, including without limitation, income, estimated income, gross receipts, business, capital, occupation, franchise, property, value added, goods and services, sales, use, transfer, excise, employment, payroll and withholding taxes, including interest, penalties and additions in connection therewith.

                 "United States" or  "U.S." means the United States of America.


                                   ARTICLE II

                               Purchase and Sale

                 2.1      Purchase and Sale of Janvo Shares and Calcore Shares.
(a) Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties of each other contained in this Agreement or made pursuant hereto:

                 (i) DJ shall sell, convey, assign, transfer and deliver to Buyer (a) 1 share of Janvo Class A Stock, 1 share of Janvo Class B Stock, 1 share of Janvo Class C Stock and 27 shares of Janvo Preferred Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for a number of Buyer's Shares determined pursuant to Section 2.1(b), and (b) 1 share of Janvo Class A Stock, 2 shares of Janvo Class C Stock and 27 shares of Janvo Preferred Stock, free and clear of any and all Encumbrances, and Buyer shall purchase the same for $2,863,630.00 in cash;

                 (ii) GM shall sell, convey, assign, transfer and deliver to Buyer (a) 40 Calcore Shares, free and clear of any and all Encumbrances, and Buyer shall purchase the same for a number of Buyer's Shares determined pursuant to Section 2.1(b), and (b) 40 Calcore Shares, free and clear of any and all Encumbrances, and Buyer shall purchase the same for $254,555.00 in cash; and

                 (iii) WGM shall sell, convey, assign, transfer and deliver to Buyer (a) 60 Calcore Shares, free and clear of any and all Encumbrances, and Buyer shall purchase the same for a number of Buyer's Shares determined pursuant to Section 2.1(b) and (b) 60

Calcore Shares, free and clear of any and all Encumbrances, and Buyer shall purchase the same for $381,815.00 in cash.

                 (b) The number of Buyer's Shares to be delivered to DJ pursuant to Section 2.1(a)(i) shall equal the result obtained by multiplying $3,350,000 by 81.818% and by dividing the product so obtained by the Common Stock Market Price; the number of Buyer's Shares to be delivered to GM pursuant to Section 2.1(a)(ii) shall equal the result obtained by multiplying $3,350,000 by 7.273% and by dividing the product so obtained by the Common Stock Market Price; and the number of Buyer's Shares to be delivered to WGM pursuant to
Section 2.1(a)(ii) shall equal the result obtained by multiplying $3,350,000 by 10.909% and by dividing the product so obtained by the Common Stock Market Price; provided, however, that in no event shall Buyer issue any fractional share and any such fraction shall be rounded up to the nearest whole number. The Common Stock Market Price means the equivalent in Canadian dollars as provided below of the average closing price (in U.S. dollars) of one share of Common Stock on the NASDAQ National Market for the three consecutive Business Days ending on the Business Day immediately prior to the Closing Date, as reported by The Wall Street Journal (provided, however, that if such average is less than $8.00 (U.S.) or more than $10.00 (U.S.), such average shall be deemed to be $8.00 (U.S.) or $10.00 (U.S.), respectively for purposes of determining the Common Stock Market Price), which average (or deemed average) shall be translated into Canadian dollars at the exchange rate therefor as reported by The Wall Street Journal on the last Business Day immediately prior to the Closing Date.

                 (c) Each of DJ, GM and WGM and the Buyer shall elect jointly under subsection 85(1) of the Income Tax Act (Canada) in respect of the purchase and sale of shares provided for in this Section 2.1 and shall specify therein as each Seller's proceeds of disposition of the Janvo Shares or Calcore Shares, as the case may be, and Buyer's cost of such shares shall be such amount as such Seller determines, subject to the several limitations of said section 85. Such election shall be made in the manner and filed within the time provided by said section 85.

                                  ARTICLE III

                                    Closing

                 3.1 Closing Date. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VIII and IX, the closing of the transactions contemplated hereby (the "Closing") shall be held on January 7, 1997 at 10:00 a.m., prevailing local time, at the offices of Beaumont Church, AGT Tower, 2200-411 1st Street S.E., Calgary, Canada, or at such other time or other place as may be agreed to by Buyer and Sellers. The date on which the Closing occurs is herein referred to as the "Closing Date"; provided, however, that, subject to Section 10.2, if any condition to a party's obligation hereunder to close shall not have been satisfied (or waived by the party entitled to waive it) on the day prior to the date determined by Buyer and Sellers to be the Closing Date, then the party whose obligation to close is subject to a condition not satisfied or waived may postpone the Closing, from time to time, by giving notice to the other parties, until the condition has been met. For accounting purposes, the parties agree that the Closing shall be deemed to have occurred at 12:01 A.M., local time in Calgary, Canada, on December 1, 1996.

                 3.2      Certain Actions at Closing.  (a)  At the Closing:

                          (i) DJ shall deliver to Buyer one or more certificates representing in the aggregate all of the Janvo Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers, and Buyer shall duly issue and deliver to DJ two or more certificates registered in DJ's name representing in the aggregate the number of Buyer's Shares determined pursuant to the provisions of
         Section 2.1(b) and $2,863,636.36 in cash, payable by certified or official bank check payable to the order of DJ or as DJ may otherwise direct in writing;

                          (ii) GM shall deliver to Buyer one or more certificates representing in the aggregate 80 Calcore Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers, and Buyer shall duly issue and deliver to GM two or more certificates registered in GM's name representing in the aggregate the number of Buyer's Shares determined pursuant to the provisions of
         Section 2.1(b) and $254,545.46 in cash, payable by certified or official bank check payable to the order of GM or as GM may otherwise direct in writing.

                          (iii) WGM shall deliver to Buyer one or more certificates representing in the aggregate 120 Calcore Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers, and Buyer shall duly issue and deliver to WGM two or more certificates registered in WGM's name representing in the aggregate the number of Buyer's Shares determined pursuant to the provisions of
         Section 2.1(b) and $381,818.18 in cash, payable by certified or official bank check payable to the order of WGM or as WGM may otherwise direct in writing;

                          (iv) 3-D and Buyer shall execute and deliver the Support Agreement and the Share Exchange Agreement;

                          (v) The Employees and Company shall execute and deliver the Employment Agreements;

                          (vi) Sellers shall execute and/or deliver to Buyer each other document, certificate or other instrument required to be executed and/or delivered by Sellers under this Agreement at or prior to the Closing;

                          (vii) 3-D, Buyer, Sellers and the Escrow Agent shall execute and deliver the Escrow Agreement;

                          (viii) Each of DJ, GM and WGM shall deposit with the Escrow Agent one or more certificates registered in their respective names (together with appropriate stock powers duly executed in blank) and representing 50% of the aggregate of the number of Buyer's Shares issued to him or her, as the case may be, pursuant to the provisions of Section 2.1(b).

                          (ix) 3-D and Buyer shall execute and/or deliver to Sellers each other document, certificate or other instrument required to be executed and/or delivered by 3-D or Buyer under this Agreement at or prior to the Closing; and

                          (x) Sellers shall cause Company, Janvo, Mueller Consulting and Calcore to deliver to Buyer their minute books, share certificate books, stock register, stock transfer records, books of account, accounting records and all other corporate records and documents.

                 (b) Sellers shall be liable for and shall pay all Taxes, direct or indirect, if any, attributable to the transfer of the Janvo Shares or the Calcore Shares, as the case may be, and, in connection therewith, shall affix any necessary transfer stamps to the stock certificates (or stock transfer powers) evidencing such shares.


                                   ARTICLE IV

                   Representations and Warranties of Sellers

                 Sellers, jointly and severally, hereby represent and warrant to the Buyer that, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"), each of the statements contained in this Article IV is true, correct and complete. The Disclosure Schedule will be arranged in sections corresponding to the Sections of this Article IV.

                 4.1      Organization and Good Standing.

                 (a) Company, Janvo, Mueller Consulting and Calcore are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, as set out in Section 4.1(a) of the Disclosure Schedule. Each of Company, Janvo, Mueller Consulting and Calcore has full corporate power and authority to own its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted. Each of Company, Janvo, Mueller Consulting and Calcore is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification. Copies of the constating documents and by-laws of Company, Janvo, Mueller Consulting and Calcore and all amendments thereto have been delivered to Buyer and are true and complete. The corporate minutes, corporate records and stock register and transfer records of Company, Janvo, Mueller Consulting and Calcore have been made available to Buyer and are true and complete. Such corporate minutes reflect all actions taken by the Board of Directors (or any committee thereof) and shareholders of Company, Janvo, Mueller Consulting and Calcore.

                 (b) The business carried on by Company has been conducted by Company directly, and not through any Affiliated Person, or any shareholder, officer, director or employee of any Affiliated Person, or through any other Person. Company has no subsidiaries and is not a party to, directly or indirectly, or under any obligation to enter into, any joint venture, partnership or other profit sharing arrangement.

                 (c) Neither Janvo, Mueller Consulting nor Calcore owns any property or assets, conducts any operations, carries on any business or provides any services, except that Janvo and Mueller Consulting own shares of capital stock of Company and Calcore owns the Mueller Consulting Shares. Company provides land-based seismic data acquisition services in the provinces of Alberta, British Columbia, Manitoba, Northwest Territories, the Yukon and Saskatchewan, Canada and conducts no other operations, carries on no other business and provides no other services. Neither Janvo, Mueller Consulting nor Calcore is a party to, directly or indirectly, or under any obligation to enter into, any joint venture, partnership or other profit sharing arrangement.

                 (d) Each Seller has full legal capacity to enter into and carry out his or her obligations under this Agreement and is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so.

                 4.2 Capitalization. (a) Company's authorized capital stock consists solely of an unlimited number of shares of Class A Voting Common Stock ("Company Class A Stock") and an unlimited number of shares of Class B Non-Voting Common Stock ("Company Class B Common Stock"), of which 33 shares (and no more) of Company Class A Stock and 33 shares (and no more) of Company Class B Stock (collectively, "Company Shares") are validly issued and outstanding, fully paid and non-assessable.

                 (b) Janvo's authorized capital stock consists solely of 1,000 shares of Class A Voting Common Stock ("Janvo Class A Stock"), 1,000 shares of Class B Non-Voting Common Stock ("Janvo Class B Stock"), 1,000 shares of Class C Non Voting Common Stock ("Janvo Class C Stock") and 1,000,000 shares of Class D Preferred Stock ("Janvo Preferred Stock"), of which 2 shares (and no more) of Janvo Class A Stock, 1 share (and no more) of Janvo Class B Stock, 3 shares (and no more) of Janvo Class C Stock and 54 shares (and no more) of Janvo Preferred Stock (collectively, "Janvo Shares") are validly issued and outstanding, fully paid and non-assessable.

                 (c) Mueller Consulting's authorized capital stock consists solely of 20,000 shares of Class A Common Stock ("Mueller Consulting Shares"), of which 200 shares (and no more) are validly issued and outstanding, fully paid and non-assessable.

                 (d) Calcore's authorized capital stock consists solely of 10,000 shares of Class A Common Stock ("Calcore Shares"), of which 200 shares (and no more) are validly issued and outstanding, fully paid and non-assessable.

                 (e) There are no outstanding or authorized options, warrants, purchase agreements, subscription rights, conversion rights, exchange rights or other securities, contracts or commitments that could require Company, Janvo, Mueller Consulting or Calcore to issue, sell or otherwise cause to become outstanding any of their authorized but unissued shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. None of the issued and outstanding shares of capital stock of Company, Janvo, Mueller Consulting or Calcore has been issued in violation of any rights of any Person or in violation of the prospectus or registration requirements of any Canadian or United States securities law.

                 4.3 Ownership of Shares. (a) DJ owns beneficially and of record, and has good, valid and marketable title to and the right to transfer to Buyer, all of the Janvo Shares, free and clear of any and all Encumbrances. GM and WGM own beneficially and of record, and have good, valid and marketable title to and the right to transfer to Buyer, 80 and 120, respectively, of the Calcore Shares, free and clear of any and all Encumbrances. Calcore owns beneficially and of record, and has good, valid and marketable title to, all of the Mueller Consulting Shares free and clear of any and all Encumbrances. Mueller Consulting owns beneficially and of record 6 shares of Company Class A Stock and 6 shares of Company Class B Stock and Janvo owns beneficially and of record 27 shares of Company Class A Stock and 27 shares of Company Class B Stock, and each of Mueller Consulting and Janvo has good, valid and marketable title to such shares of Company Class A Stock and Company Class B Stock, free and clear of any and all Encumbrances. At the Closing, Buyer will own, and have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of Janvo and Calcore, Calcore will own, and have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of Mueller Consulting and Janvo and Mueller Consulting will, together, own, and have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of Company, in each and every case free and clear of any and all Encumbrances.

                 (b) No person other than Buyer has any written or oral agreement or option to or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition (i) from any Seller of any of the shares of capital stock of Janvo or Calcore, (ii) from Calcore of any of the Mueller Consulting Shares, or (iii) from either Janvo or Mueller Consulting of any shares of capital stock of Company.

                 4.4 Authorization. (a) This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against him or her, as the case may be in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                 (b) At the Closing, (i) the Employment Agreements shall be duly executed and delivered by DJ and WGM (the "Employees") and will constitute legal, valid, binding and enforceable obligations of the Employees, and (ii) the Escrow Agreement shall be duly executed and delivered by DJ, GM and WGM and will constitute the legal, valid, binding and enforceable obligation of DJ, GM and WGM, respectively.

                 4.5      No Conflict; Transactions with Certain Persons.

                 (a) Except as set forth in Section 4.5(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Escrow Agreement by any of Sellers, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with or violate the constating documents or by-laws or resolutions of the directors or shareholders of Company, Janvo, Mueller Consulting or Calcore, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent or approval of or any notice to or filing with any third party or governmental authority under, or create an Encumbrance on any of the shares of capital stock or the assets of Company, Janvo, Mueller Consulting or Calcore under, any note, mortgage, deed of trust or other agreement or instrument to which any of Sellers or Company, Janvo, Mueller Consulting or Calcore is a party or by which any of Sellers or Company, Janvo, Mueller Consulting or Calcore is bound, or any law, order, rule, regulation, decree, writ, injunction, license, approval, authorization, franchise or permit of any governmental body having jurisdiction over any of Sellers or Company, Janvo, Mueller Consulting or Calcore or their respective properties.

                 (b) Except as described in Section 4.5(b) of the Disclosure Schedule, (i) Company has not at any time since July 1, 1990, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to (except in each case with respect to remuneration for services rendered as a director, officer or employee of Company), in the ordinary course of business or otherwise, any Seller, Janvo, Mueller Consulting or Calcore, any member of the immediate family of any Seller or any other Person (other than Company) that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Company, Janvo, Mueller Consulting or Calcore or any Seller or any member of the immediate family of any Seller (the Persons listed in this clause (i) being referred to herein collectively as "Affiliated Persons" and individually as an "Affiliated Person"), except for the lease of certain real property located at 4750 30th Street S.E., Calgary Alberta, dated as of June 1, 1996 between Pavelow Investments Ltd. and the Company] (the "Lease") pursuant to terms set forth in Section 4.5(b) of the Disclosure Schedule; (ii) neither Company, Janvo, Mueller Consulting nor Calcore owes any amount to any Affiliated Person; and (iii) no Affiliated Person owes any amount to Company, Janvo, Mueller Consulting or Calcore and no part of the property or assets of any Affiliated Person is used by Company in the conduct or operation of its business, except for the property referred to in Section 4.5(b)(i).

                 4.6 Financial Statements; Undisclosed Liabilities; Receivables; Supplies.

                 (a) The Financial Statements, complete and correct copies of which have been delivered to Buyer, fairly present the financial condition of Company as at their respective dates and the results of operations and cash flows of Company for the periods covered thereby. The Financial Statements have been prepared from the books and records of Company in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

                 (b) Except as and to the extent reflected or reserved against on the Interim Balance Sheet or as set forth in Section 4.6(b) of the Disclosure Schedule, as of the date of the Interim Balance Sheet, Company had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the date of the Interim Balance Sheet, there has been no material adverse change in the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of Company, and no event has occurred which is reasonably likely to result in a Material Adverse Effect.

                 (c) Except as set forth in Section 4.6(c) of the Disclosure Schedule, all receivables of Company (including accounts receivable, loans receivable and advances) which are reflected on the Interim Balance Sheet, and all such receivables which arise thereafter and prior to the Closing, have arisen or will have arisen only from bona fide transactions in the ordinary course of business and such receivables (i) shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with GAAP), and (ii) are not and will not be subject to defense, counterclaim or offset.

                 (d) All items of supplies and other consumables reflected on the Interim Balance Sheet, and all such items of supplies and other consumables that are acquired thereafter and prior to the Closing, are or will be useable in the ordinary course of business. Company has and will through the Closing maintain a sufficient but not an excessive quantity of each type of such supplies and other consumables in order to meet the normal requirements of its business and operations.

                 (e) As of the date of this Agreement, and as of the Closing Date, neither Janvo, Mueller Consulting nor Calcore has or will have any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise).

                 4.7      Taxes.

                 (a) Each of Company, Janvo, Mueller Consulting and Calcore has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed by it (taking into account any extension of time to file). The information on such Returns is complete and accurate in all respects. Each of Company, Janvo, Mueller Consulting and Calcore has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable, except for Taxes which Company, Janvo, Mueller Consulting or Calcore, as the case may be, in good faith, represent are not due and payable because they are being diligently contested by appropriate proceedings and for which the Company, Janvo, Mueller Consulting or Calcore, as the case may be, has set aside on its books reserves to the extent required by GAAP; there are no such Taxes being contested at the date of this Agreement and such Taxes shall not aggregate in excess of $10,000. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company, Janvo, Mueller Consulting or Calcore.

                 (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Company, Janvo, Mueller Consulting or Calcore for any Pre-Closing Period, and there are no pending or threatened audits, investigations or claims or issued and outstanding assessments for or relating to any liability in respect of Taxes of Company, Janvo, Mueller Consulting or Calcore. None of Company, Janvo, Mueller Consulting and Calcore has requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to Company, Janvo, Mueller Consulting or Calcore. All taxation years of Company up to and including November 30, 1991 are considered closed by Canadian federal and provincial tax authorities for purposes of all Taxes.

                 (c) (i) Each of Company, Janvo, Mueller Consulting and Calcore has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to Company, Janvo, Mueller Consulting and Calcore for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of Company, Janvo, Mueller Consulting and Calcore has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes affecting Company, Janvo, Mueller Consulting or Calcore as of the date hereof are set forth in Section 4.7(c)(iv) of the Disclosure Schedule; (v) none of Company, Janvo, Mueller Consulting and Calcore has any net capital losses, non-capital losses or other loss carryovers, tax credits or other favorable tax attributes;
(vi) there are no advance tax rulings in respect of any Tax pending between Company, Janvo, Mueller Consulting or Calcore and any taxing authority; (vii) none of Company, Janvo, Mueller Consulting and Calcore owns any interest in real property in the State of New York; (viii) the taxation year end for each of Company, Janvo, Mueller Consulting and Calcore is November 30th and none of Company, Janvo, Mueller Consulting and Calcore has ever been a member of an affiliated group or filed or been included in a combined, consolidated or unitary return of any Person; (ix) none of Company, Janvo, Mueller Consulting and Calcore is currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any tax sharing agreement or any other agreement providing for payments by Company, Janvo, Mueller Consulting or Calcore with respect to Taxes; (x) none of Company, Janvo, Mueller Consulting and Calcore has made an election pursuant to Section 897(i) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a domestic corporation; (xi) none of Company, Janvo, Mueller Consulting and Calcore is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States or Canadian income tax purposes; (xii) none of Company, Janvo, Mueller Consulting and Calcore has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of U.S. Revenue Procedure 75-21 (or similar provisions of foreign law); (xiii) none of Company, Janvo, Mueller Consulting and Calcore, as of the Closing Date, will be required, as a result of a change in method of accounting for any portion of the Pre-Closing Period, to include any adjustment under Section 481 of the Code (or any corresponding provision of foreign law) in taxable income for any period after the Closing Date; (xiv) none of Company, Janvo, Mueller Consulting and Calcore is a party to any agreement, contract, arrangement or plan that would result after the Closing (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xv) the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by Company, Janvo, Mueller Consulting and Calcore.

                 4.8      Title to Properties; Absence of Encumbrances.

                 (a) The Disclosure Schedule contains a complete and accurate list by address of all real property owned, leased or used by Company, indicating the nature of Company's interest therein. No condemnation, expropriation, eminent domain or similar proceeding affecting all or any material portion of any such real property is pending or, to the best knowledge of Sellers or Company, threatened.

                 (b) Except as set forth in Section 4.8(b) of the Disclosure Schedule, Company has good title to all of the material properties and assets, real and personal, tangible and intangible, it owns or purports to own, including those reflected on its books and records and on the Interim Balance Sheet (except for supplies and other consumables utilized in the ordinary course of business and accounts receivable collected after the date of the Interim Balance Sheet), free and clear of all Encumbrances, except for Permitted Encumbrances and liens in favor of the Bank which will be terminated and released at the Closing. The Company has a valid leasehold, license or other interest in all of the other material assets, real or personal, tangible or intangible, which are used in the operation of its business, free and clear of all Encumbrances, except for Permitted Encumbrances.

                 (c) "Permitted Encumbrances" means: (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in Company's books and records; (ii) mechanics', materialmen's, carriers', warehousemen's, landlord's and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in Company's books and records; (iii) such imperfections of title, easements, encroachments and Encumbrances as do not detract from the value or interfere with the present use of the properties or assets subject thereto or affected thereby; (iv) Encumbrances on personal property taken by or granted to a Person who, by making advances or incurring an obligation gives value to enable Company to acquire rights in or the use of such property, provided that the Encumbrance does not extend to or cover any other property and the total cost to Company that would be required to discharge such Encumbrance in full does not exceed the value so given by such Person to Company; (v) Encumbrances, if any, noted in the Financial Statements. None of such property leased by Company is subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

                 (d) Neither Janvo, Mueller Consulting nor Calcore owns any properties or assets, real or personal, tangible or intangible, nor does any of them have any leasehold, license or other interest in any assets, real or personal, tangible or intangible, except that Janvo owns shares of Company Class A Stock and Company Class B Stock, Calcore owns the Mueller Consulting Shares and Mueller Consulting owns shares of Company Class A Stock and Company Class B Stock.

                 (e) Neither Company, Janvo, Mueller Consulting nor Calcore owns or leases any property or assets, conducts any operations, carries on any business or provides any services in the United States.

                 4.9      Intellectual Property.

                 (a) The Disclosure Schedule contains a complete and accurate list and brief description of all patents and patent applications, all registrations and applications for registration of trademarks, trade names, business names, brand names, service marks, copyrights and common-law trademarks owned or used by Company.

                 (b) All Intellectual Property used by Company in the operation of its business is either (i) owned by Company free and clear of all Encumbrances, other than Permitted Encumbrances, or (ii) subject to a right of use by Company pursuant to a license or other agreement. No third party has been granted by Company the right to use any Intellectual Property owned or used by Company. To the best knowledge of Sellers or Company, no third party is infringing upon or misappropriating any Intellectual Property used by Company in the operation of its business and no activity in which Company is engaged violates or infringes upon any intellectual property or other proprietary rights of any third party. There is no legal action by any Person pending or, to the best knowledge of Sellers or Company, threatened against Company with respect to such matters, and no written claim with respect to such matters has been received by Company since July 1, 1990.

                 (c) Neither Janvo, Mueller Consulting nor Calcore owns or has the right to use any Intellectual Property, except, in each case, its own corporate name.

                 4.10      Contracts and Agreements.

                 (a) Set forth in the Disclosure Schedule is a true and complete list of each of the following contracts and agreements to which Company is a party or by which Company or its properties are bound:

                 (i) each agreement providing for compensation in respect of services performed by employees of Company;

                 (ii) each management, service, consulting, retainer or other similar type of agreement under which services are provided by any other Person to Company;

                 (iii) each agreement that restricts the operation of the business of Company as presently conducted and each agreement that restricts the ability of Company to solicit customers or employees;

                 (iv)     each agreement with an Affiliated Person;

                 (v) each operating lease (as lessor, lessee, sublessor or sublessee) of any real property;

                 (vi) each operating lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property (except for leases calling for payments of less than $10,000 per year and having a term of less than two (2) years);

                 (vii) each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of computer software);

                 (viii) each agreement under which services are provided by Company to any customer;

                 (ix) each written agreement for the purchase of supplies or products which calls for performance by Company over a period of more than two (2) months or with respect to which there exists an aggregate future liability of Company in excess of $20,000;

                 (x) each agreement under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                 (xi) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease (other than any purchase money agreement, conditional sales contract or capital lease evidencing Encumbrances solely on tangible personal property under which there exists an aggregate future liability of Company not in excess of $30,000 per agreement, contract or lease);

                 (xii)    each partnership, joint venture or similar agreement;

                 (xiii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of Company's capital stock;

                 (xiv) each agreement to make unpaid capital expenditures in excess of $10,000; and

                 (xv) each other agreement having an indefinite term or a term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by Company without penalty) or requiring payments by Company of more than $10,000 per year.

A complete and correct copy of each written agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be disclosed pursuant to this Section 4.10(a) has been delivered to 3-D.

                 (b) Each material agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be delivered pursuant to Section 4.10(a) to which Company is a party or by which Company or its properties is bound (collectively, the "Contracts") is legal, valid, binding and in full force and effect and is enforceable by Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. Except as set forth in
Section 4.10(b) of the Disclosure Schedule, Company is not (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under any of the Contracts, and, to the best knowledge of Sellers or Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under any of the Contracts.

                 (c) Neither Janvo, Mueller Consulting nor Calcore is a party to or bound by any agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document described in Section 4.10(a).

                 4.11 Insurance. All insurance policies currently maintained by Company are accurately listed and described in the Disclosure Schedule. Each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. Company has not received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

                 4.12 Litigation. Except as set forth in Section 4.12 of the Disclosure Schedule, no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the best knowledge of Sellers or Company, threatened against any of Sellers, Company, Janvo, Mueller Consulting or Calcore, or any director, officer or employee of Company, Janvo, Mueller Consulting or Calcore, in his or her capacity as such,
(i) which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby, or (ii) which, if decided adversely to such Person, is reasonably
likely to result in a Material Adverse Effect.   Neither Company, Janvo,
Mueller Consulting nor Calcore is specifically identified as a party subject to any restrictions or limitations under any judgment, order or decree of any court, administrative agency or other governmental authority.

                 4.13 Condition of Assets. The properties and assets, including the equipment, supplies and other consumables, owned, leased or used by Company in the operation of its business are in good operating condition and repair, are suitable for the purposes for which they are used, are adequate and sufficient for Company's current and reasonably foreseeable operations and are directly related to the business of Company.

                 4.14 Compliance with Law. Except with respect to environmental matters, which are covered by Section 4.17, (a) each of Company, Janvo, Mueller Consulting and Calcore is in compliance in all material respects with all applicable laws, statutes, rules, ordinances, regulations, orders and decrees governing the operation of its business and all of its governmental licenses, approvals, authorizations, franchises and permits. Neither Company, Janvo, Mueller Consulting nor Calcore has received since July 1, 1990 any written notice of any violation of any such law, statute, rule, ordinance, regulation, order, decree, license, approval, authorization, franchise or permit. No written claim has been made or legal action commenced against Company, Janvo, Mueller Consulting or Calcore since July 1, 1990 that alleges any violation of any laws, regulations or contract provisions relating to the pricing of contracts with the Canadian or United States federal government or any provincial, state or local government, or any agency of any thereof. Neither Company, Janvo, Mueller Consulting nor Calcore has engaged in any fraudulent practices in connection with any bid or contract for services to be performed for any governmental entity.

                 (b) Except with respect to environmental matters, which are covered by Section 4.17, Company has all governmental licenses, approvals, authorizations, franchises and permits necessary to conduct its business as currently conducted; such governmental licenses, approvals, authorizations, franchises and permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Sellers or Company, threatened seeking the revocation or limitation of any such governmental license, approval, authorization, franchise or permit. All governmental licenses, approvals, authorizations, franchises and permits necessary for the ownership or operation of its properties or assets, the provision of its services or the conduct of its business by Company are listed in Section 4.14(b) of the Disclosure Schedule.

                 4.15     Employees.

                 (a) Company has a total of 15 full-time employees and up to approximately 150 part-time employees. The Company has satisfactory relationships with its employees in all material respects.

                 (b) Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                 (c)      Company is not engaged in any unfair labor practice.

                 (d) No collective bargaining agreement with respect to the business of Company is currently in effect or being negotiated. Company has no obligation to negotiate any such collective bargaining agreement, and, to the best knowledge of Sellers or Company, there is no indication that the employees of Company desire to be covered by a collective bargaining agreement.

                 (e) There are no strikes, slowdowns or work stoppages pending or, to the best knowledge of Sellers or Company, threatened with respect to the employees of Company, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of Sellers or Company, been threatened since July 1, 1990.

                 (f) Since July 1, 1990, Company has received no notice of the intent of any government, body or agency responsible for the enforcement of labor or employment laws to conduct an investigation of Company, and, to the best knowledge of Sellers or Company, no such investigation is in progress.

                 (g) No notice has been received by Company of any complaint filed by any of the employees against Company claiming that Company has violated any applicable employment standards or human rights legislation or any complaints or proceedings of any kind involving Company or, to the best knowledge of Sellers or Company, any of the employees of Company before any labor relations board. There are no outstanding orders or charges against Company under any occupational health or safety legislation. All levies, assessments and penalties made against Company pursuant to all applicable workers compensation legislation have been paid by Company and Company has not been reassessed under any such legislation during the past five years.

                 (h) A true and correct copy of a salary review schedule listing as of September 30, 1996 the annual base salary or annualized wages of each employee of Company whose annual base compensation is more than $40,000 has been provided to Buyer.

                 (i) Neither Janvo, Mueller Consulting nor Calcore has any employees.

                 4.16     Employee Benefit Plans.

                 (a) Section 4.16 of the Disclosure Schedule identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary contributions, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by Company for the benefit of employees or former employees of Company (the "Employee Benefit Plans") and a true and complete copy of each Employee Benefit Plan has been furnished to Buyer. Each Employee Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Benefit Plan. Sellers have delivered to Buyer the actuarial valuations, if any, prepared for each Employee Benefit Plan during the past five years. Except as described in Section 4.16 of the Disclosure Schedule:

                 (i) all contributions to, and payments from, each Employee Benefit Plan that may have been required to be made in accordance with the terms of any such Employee Benefit Plan, or with the recommendation of the actuary for such Employee Benefit Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Benefit Plan, have been made in a timely manner;

                 (ii) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Benefit Plan required to be filed with any governmental agency or distributed to any Employee Benefit Plan participant have been duly filed on a timely basis or distributed;

                 (iii) there are no pending investigations by any governmental or regulatory agency or authority involving or relating to an Employee Benefit Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to a liability nor, to the best knowledge of Sellers or Company, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

                 (iv) no notice has been received by any Seller or Company of any complaints or other proceedings of any kind involving Company or, to the best knowledge of Sellers or Company, any of the employees of Company before any pension board or committee relating to any Employee Benefit Plan or to Company; and

                 (v) the assets of each Employee Benefit Plan are at least equal to the liabilities of such Employee Benefit Plan based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Benefit Plan, and neither 3-D, Buyer nor any of their respective affiliates (other than Company) will incur any liability with respect to any Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

                 (b) The Disclosure Schedule also sets forth a summary, in reasonable detail, of the Employee Benefit Plans that cover the employees of Company.

                 (c) Neither Janvo, Mueller Consulting nor Calcore is a party to or bound by any Employee Benefit Plan, nor does any of them have or maintain any plan, arrangement or benefit described with respect to the Company in the first sentence of Section 4.16(a).

                 4.17     Environmental Matters.

                 (a) Company has all Environmental Permits that are required for the lawful operation of its business, and all Environmental Permits possessed by Company are listed in Section 4.17(a) of the Disclosure Schedule. Each such Environmental Permit is valid, subsisting and in good standing and Company is not in default or in breach of any such Environmental Permit and no proceeding is pending or threatened and no grounds exist to revoke or limit any such Environmental Permit. Company (i) is in compliance with all terms and conditions of its Environmental Permits and is in compliance with and not in default under any applicable Environmental Law, and (ii) has not received since July 1, 1990 written notice of any violation by or claim under any Environmental Law.

                 (b) There have been no Releases by Company of any Hazardous Substances (i) into, on, around, from or under any of the properties or assets owned or operated (or formerly owned or operated) by Company, or (ii) into, on, around, from or under any other properties, including landfills, in which Hazardous Substances have been Released or properties on or under which Company has performed services, in any case in such a way as to create any material unpaid liability (including the costs of required remediation) of Company under any applicable Environmental Law.

                 (c) No property has been used at any time by Company as a "landfill" or as a treatment, storage or disposal facility for any Hazardous Substance.

                 (d) Company has never received any notice of, or has been prosecuted for, non-compliance with any Environmental Law nor has Company settled any allegation of non-compliance prior to prosecution. There are no notices, orders or directions relating to environmental matters requiring, or notifying Company that it is or may be responsible for, any containment, clean-up or remediation or corrective action of any work, repairs, construction or capital expenditures to be made under any Environmental Law with respect to the business of Company or any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by Company.

                 (e) There are no Hazardous Substances located at, on or under any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by Company except those being used, stored and handled in compliance with Environmental Laws.

                 (f) Sellers have delivered to Buyer true and complete copies of all environmental audits, evaluations, assessments, studies and tests relating to the business or the properties or assets of Company or their use which are or with reasonable effort could be within the possession or control of any Seller.

                 (g) There is no asbestos or asbestos-containing material or PCBs contained in any of the buildings or structures owned or leased by Company, except for asbestos or asbestos-containing material the present form, amount and location of which does not create any unpaid material liability (including the costs of required remediation) of Company under any applicable Environmental Law (regardless of whether subsequent occurrences could expose or change the form or location of, or cause the Release of, such substances). No written claims have been made, and no suits or proceedings are pending or threatened, by any employee against Company that are premised on exposure to asbestos or asbestos-containing material or PCBs.

                 (h) No underground storage tanks, abandoned wells or landfills are or have been located on any real property owned, operated or occupied by Company.

                 (i) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                          (i) "Environment" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

                          (ii) "Environmental Laws" means any and all federal, provincial, municipal or local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any Hazardous Substances.

                          (iii) "Environmental Permits" means all approvals, consents, permits, licenses, registrations, certificates and other authorizations required by any applicable Environmental Law relating to: (A) pollution or the protection of the Environment, occupational health or safety, including without limitation those relating to the emission, Release or discharge of any Hazardous Substances into the Environment, (B) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, packaging, transport or handling of Hazardous Substances, or (C) the containment, cleanup or other remediation of Hazardous Substances from any real property.

                          (iv) "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants, chemicals and hazardous, industrial or toxic substances or wastes.

                          (v) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

                 (j) The foregoing provisions of this Section 4.17, if made with respect to Janvo, Mueller Consulting and Calcore instead of Company, would also be true, correct and complete.

                 4.18 Powers of Attorney. There are no outstanding powers of attorney to act in the place and stead of Company, Janvo, Mueller Consulting or Calcore.

                 4.19 Officers and Directors. Section 4.19 of the Disclosure Schedule sets forth all of the officers and directors of Company, Janvo, Mueller Consulting and Calcore and, with respect to each such officer, all offices held by such Person.

                 4.20 Bank Accounts. Section 4.20 of the Disclosure Schedule sets forth the name of each bank in which Company, Janvo, Mueller Consulting and Calcore has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

                 4.21 Absence of Certain Changes. Since November 30, 1995, Company has operated its business in the ordinary course consistent with past practice. Without limiting the generality of the immediately preceding sentence, since that date, neither Company, Janvo, Mueller Consulting nor Calcore has:

                          (i) amended or otherwise modified its constating documents or by-laws (or similar organizational documents);

                          (ii) issued or sold or authorized for issuance or sale, or granted any options or made other agreements of the type referred to in Section 4.2(e) with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                          (iii) except as disclosed in Section 4.21 of the Disclosure Schedule, mortgaged, pledged or granted any security interest in any of its assets, except to the Bank and except for security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $30,000 per agreement, contract or lease (which amount was not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

                          (iv) declared, set aside, made or paid any dividend or other distribution to any shareholder with respect to its capital stock;

                          (v) redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock;

                          (vi) increased the compensation of any of its employees who currently earns in excess of $40,000 per year;

                          (vii) adopted or (except as otherwise required by law) amended any Employee Benefit Plan or entered into any collective bargaining agreement;

                         (viii) terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms and terminations or modifications that have not had and are not reasonably likely to result in a Material Adverse Effect;

                           (ix) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                            (x) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied in accordance with their original terms;

                           (xi) paid any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or the Interim Balance Sheet (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice;

                          (xii) sold, transferred, leased to others or otherwise disposed of any material asset except in the ordinary course of business consistent with past practice;

                         (xiii) cancelled or compromised any material debt or claim;


                          (xiv) suffered any damage or destruction to or loss of any of its tangible assets (whether or not covered by insurance) which has had or is reasonably likely to result in a Material Adverse Effect;

                           (xv)   lost the employment services of any key
         employee;

                          (xvi) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                         (xvii) made any capital expenditures or capital additions or betterments in amounts which exceeded $50,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement and except for the purchase of capital equipment from CMJ Holdings, Inc. for a purchase price equal to the net book value thereof, but not in excess of $40,000;

                        (xviii)   changed its method of accounting or the
         accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

                          (xix) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property;

                           (xx)   suffered any incident or event which,
         individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect;

                          (xxi)   committed to provide services for an
         indefinite period or a period of more than two (2) months; or

                         (xxii) entered into any commitment to do any of the foregoing.

                 4.22 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by Company, Janvo, Mueller Consulting and Calcore have been truthfully and properly kept and completed in all respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

                 4.23 Absence of Certain Business Practices. None of Company, Janvo, Mueller Consulting or Calcore, nor any of their respective officers, employees or authorized agents, or any other Person acting on behalf of any of them has, directly or indirectly, since July 1, 1990, given or agreed to give any gift or similar benefit to any governmental employee, domestic or foreign, who is or may be in a position to help or hinder the business of Company (or assist it in connection with any actual or proposed transaction) which could (i) subject Company, Janvo, Mueller Consulting or Calcore to any damage or penalty in any civil, criminal or governmental litigation or proceeding, domestic or foreign, or (ii) if not continued in the future, result in a Material Adverse Effect.

                 4.24 Customer Relationships. Company's major customers in the first nine months of 1996 and in 1995, 1994 and 1993 are listed on Exhibit G (collectively, the "Major Customers"). Company has no reason to believe that its relations with the Major Customers will be reduced in the future.

                 4.25 No Broker or Finder. No broker or finder has been engaged by any Seller or Company, Janvo, Mueller Consulting or Calcore in connection with the transactions contemplated by this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any Person as a result of any Seller's or Company's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 4.26     Securities Laws.

                 (a) Each Seller understands that (i) the Buyer's Shares he or she may acquire pursuant to this Agreement and the Parent Common Stock he or she may acquire in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement will not be registered under the Act and may not be sold or otherwise disposed of in the United States or to a U.S. Person (as defined in

Regulation S of the SEC under the Act) unless they are so registered or are sold or otherwise disposed of in a transaction that is exempt from such registration, (ii) such securities must be held for at least 40 days after the Closing Date and may have to be held for at least two years before any of them may be sold and at least three years before they may be sold without significant restrictions, and (iii) the certificates representing such Buyer's Shares and such shares of Parent Common Stock will bear legends identical with or similar to the following:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S OF THE SEC UNDER SUCH ACT) IN THE ABSENCE OF REGISTRATION (OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION) UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS."

                 (b) Each Seller acknowledges that (i) he or she has received and read carefully the Registration Statement, including 3-D's preliminary prospectus dated October 8, 1996 forming a part thereof, that describes 3-D, the Parent Common Stock and containing certain other relevant information (the "Prospectus"); (ii) he or she has been given the opportunity to ask questions of and obtain relevant documents from 3-D concerning 3-D and Buyer; and (iii) all of their questions and requests for information and documents have been answered to such Seller's complete satisfaction. The information contained in the Prospectus under the heading "Business--Proposed Acquisition of IRS" is complete and correct in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) Each Seller has evaluated the merits and risks of an investment in the Buyer's Shares to be issued at the Closing hereunder and the shares of Parent Common Stock issuable in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement, and has affirmatively decided to make such investment based solely on such evaluation, the representations, warranties and covenants of 3-D and Buyer contained in this Agreement (or in any schedule, certificate or other document delivered by 3-D or Buyer pursuant hereto) and the information contained in the Prospectus and Registration Statement.

                 (d) Sellers are not affiliated, directly or indirectly, with a member broker-dealer firm of the National Association of Securities Dealers, Inc. ("NASD") as employees, officers, directors, partners or shareholders or as relatives or members of the same household of an employee, director, partner or shareholder of an NASD member broker-dealer firm.

                 (e) Any Buyer's Shares a Seller acquires pursuant to this Agreement and any shares of Parent Common Stock a Seller acquires in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement will be for his or her own account for investment and not with any view to the distribution thereof, and no Seller will sell, assign, transfer or otherwise dispose of any of such securities, or any interest therein, in violation of the registration requirements of the Act, or the state securities or blue sky law of any State of the United States, or in violation of the prospectus or registration requirements of the securities legislation of any province or territory of Canada, and no Seller has any present plan or intention to sell, exchange or otherwise dispose of any of such securities, or any interest therein, in violation of such registration requirements.

                 (f) Each Seller is an "accredited investor" within the meaning of Rule 501 under the Act and can hold the Buyer's Shares and any shares of Parent Common Stock a Seller acquires in accordance with the share provisions attaching to the Buyer's Shares or in accordance with the provisions of the Share Exchange Agreement indefinitely and bear to lose entirely the value of his or her investment therein.

                 4.27 Disclosure Schedule. Each of the statements contained in the Disclosure Schedule is true and complete.

                 4.28 Residency. Each Seller is a resident of Canada for purposes of the Income Tax Act (Canada). No Seller is a citizen of the United States.


                                   ARTICLE V

                Representations and Warranties of 3-D and Buyer

                 3-D and Buyer each represents and warrants to Sellers as follows:

                 5.1 Organization and Good Standing. 3-D is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out its obligations under this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada and has full corporate power and authority to enter into and carry out its obligations under this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement.

                 5.2 Capitalization. As of the date of this Agreement, 3-D's authorized capital stock consists solely of 25,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 7,600,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, issuable in series, of which none is issued and outstanding.
Buyer's authorized capital stock consists solely of an unlimited number of common shares, of which 100 shares are issued and outstanding and owned by 3-D. All of the issued and outstanding common shares of Buyer and all of the issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. At or prior to the Closing, Buyer shall amend its share capital to create a new class of exchangeable non-voting shares having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto so that Buyer's authorized capital stock at the Closing shall be an unlimited number of common shares and an unlimited number of exchangeable non-voting shares. At the Closing, Buyer shall issue the Buyer's Shares to Sellers pursuant to Section 2.1.

                 5.3 Ownership of Shares. All of the Buyer's Shares issuable by Buyer pursuant to Section 2.1 shall be, upon issuance, (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free and clear of all Encumbrances placed thereon by Buyer (other than any Encumbrances arising under this Agreement or the Escrow Agreement), and shall have substantially the rights, privileges, restrictions and conditions described in Exhibit A attached hereto. All shares of Parent Common Stock issuable in accordance with the share provisions of Buyer's Shares shall be, upon issuance in accordance with the share provisions of Buyer's Shares, (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free and clear of all Encumbrances placed thereon by 3-D or Buyer (other than any Encumbrances arising under this Agreement or the Escrow Agreement).

                 5.4 Authorization. The execution and delivery of this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement by 3-D and by Buyer have been duly authorized by all necessary corporate action required on the part of 3-D and Buyer. This Agreement has been duly executed and delivered by 3-D and Buyer and constitutes a legal, valid and binding obligation of 3-D and Buyer, enforceable against 3-D and Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, 3-D and Buyer will duly execute and deliver the Escrow Agreement, the Support Agreement and the Share Exchange Agreement and each such agreement will constitute a legal, valid and binding obligation of 3-D and Buyer, enforceable against 3-D and Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, the Employment Agreements shall be duly executed and delivered by Company and each will constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                 5.5 No Conflicts. Neither the execution and delivery by 3-D or Buyer of this Agreement, the Support Agreement, the Escrow Agreement or the Share Exchange Agreement nor the consummation by 3-D or Buyer of the transactions contemplated hereby or thereby will (i) conflict with or violate the certificate of incorporation or by-laws (or other organizational document) of 3-D or Buyer, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent of or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which 3-D or Buyer is a party or by which 3-D or Buyer is bound, or any law, order, rule, regulation, decree, writ or injunction of any governmental body having jurisdiction over 3-D or Buyer or their respective properties (except where such conflict, violation, breach or default, or the failure to obtain such consent, give such notice or make such filing, would not impair the ability of 3-D or Buyer to consummate the transactions contemplated hereby), except for any filings with, and exemption orders required to be obtained from, the applicable provincial securities regulatory authorities in connection with the issuance of either Buyer's Shares or Parent Common Stock to any Seller.

                 5.6 Financial Condition; Etc. 3-D has delivered to each Seller true, correct and complete copies of the Registration Statement, including the Prospectus. The financial statements of 3-D contained in the Prospectus, as described therein, fairly present the financial condition of 3-D as of their respective dates and the results of operations and cash flows of 3-D for the periods covered thereby. Such financial statements have been prepared from the books and records of 3-D and its subsidiaries in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Since June 30, 1996, there has been no material adverse change in the business or financial condition of 3-D and its subsidiaries, taken as a whole. As of its date, the Registration Statement, including the Prospectus, complied as to form in all material respects with all applicable requirements of the Act and the rules and regulations of the SEC thereunder, and the Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer was incorporated on November 27, 1996, has conducted no business or operations and has no material assets or liabilities. Each amendment or supplement to the Registration Statement and Prospectus delivered to Sellers pursuant to Section 7.3 will, as of its respective date, comply as to form in all material respects with all applicable requirements of the Act and the rules and regulations of the SEC thereunder, and no amended or supplemented prospectus included therein will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 5.7 Litigation. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the best knowledge of 3-D or Buyer, threatened against 3-D or Buyer, or any director, officer or employee of 3-D or Buyer in his or her capacity as such, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby.

                 5.8 No Broker or Finder. No broker or finder has been engaged by 3-D or Buyer in connection with the transactions contemplated by this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any Person as a result of 3-D's or Buyer's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for remuneration that will be paid by 3-D.

                                   ARTICLE VI

                              Covenants of Sellers

                 Sellers, jointly and severally, hereby covenant and agree as follows:

                 6.1 Normal Course. From the date hereof until the Closing, Company will: (i) maintain its corporate existence in good standing;
(ii) maintain the general character of its business; (iii) use all reasonable efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers; (iv) permit 3-D, its accountants, its legal counsel and its other representatives full access to its management, minute books, share certificate book and stock transfer records, books of account, accounting records and other books and records, contracts, agreements, properties and operations at all reasonable times and upon reasonable notice; and (v) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

                 6.2 Negative Covenants. From the date of this Agreement until the Closing, neither Company, Janvo, Mueller Consulting nor Calcore will (without the prior written consent of 3-D) (i) take any action or suffer any situation to exist that would be required to be disclosed pursuant to Section
4.21 had such action been taken or such situation existed between November 30, 1995 and the date of this Agreement, except that Company may purchase, at the net book value thereof, but not in excess of $40,000, the equipment owned by CMJ Holdings, Limited and presently leased to Company, or (ii) make any election with respect to Taxes.

                 6.3 Certain Filings. Each Seller agrees to make or cause to be made all filings with regulatory authorities that are required to be made, respectively, by any Seller or by Company, Janvo, Mueller Consulting or Calcore to carry out the transactions contemplated by this Agreement. Each Seller agrees to assist and to cause each of Company, Janvo, Mueller Consulting and Calcore to assist 3-D and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which 3-D or Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby including, without limitation, as may be required under the Investment Canada Act, the Competition Act (Canada) and any applicable Canadian securities legislation.

                 6.4 Best Efforts to Satisfy Conditions. Each Seller agrees to use his best efforts to satisfy the conditions set forth in Articles VIII and IX that are within the control of such Seller. The Employees agree to enter into the Employment Agreements at or prior to the Closing.

                 6.5      Delivery of Financial Statements.   Sellers shall
cause Janvo, Mueller Consulting and Calcore to deliver to Buyer at least five
(5) days prior to the Closing financial statements for the three fiscal years ended November 30, 1995, certified by independent accountants reasonably acceptable to 3-D.

                 6.6 Intercompany Payments. All loans, payables and other amounts due to or from Company, Janvo, Mueller Consulting or Calcore and their respective Affiliated Persons shall be paid in full at or prior to the Closing. At or prior to the Closing, Company shall purchase from CMJ Holdings, Limited at the net book value thereof, but not in excess of $40,000, the equipment owned by CMJ Holdings, Limited and presently leased to Company.

                 6.7 Resignation of Officers and Directors. At the Closing, Sellers shall (a) cause each of the officers and directors of Company, Janvo, Mueller Consulting and Calcore to deliver written resignations and general releases, (b) cause to be duly elected as officers and directors of Company, Janvo, Mueller Consulting and Calcore the individuals listed in Part I of Exhibit H attached hereto, and (c) cause to be designated as authorized signatories of Company's bank accounts the individuals listed in Part II of said Exhibit H.

                 6.8 Amendment to the Lease. On or before the Closing, Sellers shall have caused the Lease to be amended, in form and content reasonably satisfactory to 3-D and Buyer, to the effect that the Company shall have been granted by the lessor (a) an option to renew the lease for an additional five years, and (b) an option to purchase the demised premises at the appraised fair market value thereof at the end of the lease term or any renewal term thereof.

                 6.9 Further Assurances. Each Seller agrees to execute and deliver, and to cause Company, Janvo, Mueller Consulting and Calcore to execute and deliver, such additional documents and instruments, and to perform such additional acts, as 3-D or Buyer may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof and to put Buyer and 3-D in full operating control of Company.

                                  ARTICLE VII

                           Covenants of 3-D and Buyer

                 3-D and Buyer hereby covenant and agree as follows:

                 7.1 Certain Filings. 3-D and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by 3-D and Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement.

                 7.2 Best Efforts to Satisfy Conditions. 3-D and Buyer agree to use their respective best efforts to satisfy the conditions set forth in Articles VIII and IX hereof that are within their control. Buyer shall cause Company to enter into the Employment Agreements at the Closing.

                 7.3 Amendments to Registration Statement. 3-D will as promptly as practicable after the filing thereof with the SEC provide to each Seller each amendment or supplement to the Registration Statement and Prospectus filed by 3-D with the SEC.

                 7.4 Further Assurances. 3-D and Buyer agree to execute and deliver such additional documents and instruments, and to perform such additional acts, as Sellers may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement and the transactions contemplated hereby and thereby, and to effectuate the intent and purposes hereof and thereof.


                                  ARTICLE VIII

              Conditions Precedent to Obligations of 3-D and Buyer

                 The obligations of 3-D and Buyer under Articles II and III shall be subject to the consummation of the Public Offering and to the satisfaction at or prior to the Closing of the following additional conditions, any one or more of which may be waived by 3-D and Buyer:

                 8.1 Representations and Warranties. Each and every representation and warranty of Sellers contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

                 8.2 Compliance with Covenants. Sellers shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Sellers under this Agreement at or before the Closing.

                 8.3 Certain Financial Tests. Sellers shall have delivered to Buyer unaudited financial statements of Company as of August 31, 1996 and for the nine months then ended, which financial statements shall be prepared in accordance with Canadian generally accepted accounting principles and shall show (a) net earnings for such period to be no less than $350,000, and (b) operating income after depreciation but before interest and taxes to be no less than $500,000.

                 8.4 Lack of Adverse Change. Since the date of the Interim Balance Sheet, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect.

                 8.5 Update Certificate. Buyer shall have received a favorable certificate, dated the Closing Date, signed by Sellers as to the matters set forth in Sections 8.1, 8.2, 8.3 and 8.4.

                 8.6 Legal Opinion. Buyer shall have received the opinion of Beaumont Church, counsel to Sellers, dated the Closing Date, substantially in the form attached hereto as Exhibit I.

                 8.7 Regulatory Approvals. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received. Without limiting the generality of the foregoing,

                 (a) all necessary orders shall have been obtained from all Canadian securities regulatory authorities in connection with the issuance by Buyer of the Buyer's Shares and all shares of Parent Common Stock issuable in accordance with the share provisions of the Buyer's Shares or in accordance with the Share Exchange Agreement,

                 (b) all parties hereto shall have filed all such notices and information (if any) required under the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant thereto setting out that the Director is satisfied he would not have sufficient grounds on which to apply for an order under section 92 of such Act in respect of the transactions contemplated hereby, or the Director or his representative shall have advised the Buyer (on terms and in a form satisfactory to Buyer and 3-D) that the Director does not currently intend to make an application under section 92 of such Act in respect of the transactions contemplated hereby and neither the Director nor any of his representatives shall have rescinded or amended such advice, and

                 (c) the transactions contemplated hereby shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the transactions contemplated hereby, to the extent such allowance or approval is required, on terms and conditions satisfactory to Buyer and 3-D.

                 8.8 Consents of Third Parties to Contracts. All consents from third parties to any Contracts or from any governmental authority with respect to any license, approval, authorization, franchise or permit that are required to be listed in the Disclosure Schedule in order to avoid a misrepresentation under Section 4.5(a) shall have been obtained in writing.

                 8.9 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or which imposes restrictions on 3-D's or Buyer's right or ability to operate the business of Company shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or threatened in writing by any governmental or regulatory authority, or by any other Person (other than 3-D, Buyer or any of their respective affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on 3-D's or Buyer's right or ability to operate the business of Company, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to 3-D.

                 8.10 Escrow Agreement; Employment Agreements; Lease Amendment. Sellers shall have entered into the Escrow Agreement and shall have deposited with the Escrow Agent thereunder the number of Buyer's Shares provided for in Section 3.2(a)(viii). The Employees shall have entered into
the Employment Agreements.   The Lease shall have been amended as provided in
Section 6.8.

                 8.11 Release of Liens. The Bank shall have terminated and released its liens on the assets of the Company.

                 8.12 Other Closing Matters. 3-D and Buyer shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Sellers and the satisfaction of the conditions to 3-D's and Buyer's obligation to close hereunder as 3-D or Buyer or their counsel may reasonably request.


                                   ARTICLE IX

                 Conditions Precedent to Obligations of Sellers

                 The obligations of Sellers under Articles II and III shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by a majority in interest of the Sellers:

                 9.1 Representations and Warranties. Each and every representation and warranty of 3-D and Buyer contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

                 9.2 Compliance with Covenants. 3-D and Buyer shall have performed and observed in all material respects all covenants and agreements to be performed or observed by them under this Agreement at or before the Closing.

                 9.3 Update Certificate. Sellers shall have received a favorable certificate, dated the Closing Date, signed by Buyer as to the matters set forth in Sections 9.1 and 9.2.

                 9.4 Legal Opinion. Sellers shall have received the favorable opinion of Kramer, Levin, Naftalis & Frankel, United States counsel to 3-D and Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit J-1, and of Davies, Ward

& Beck, Canadian counsel to 3-D and Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit J-2.

                 9.5 Regulatory Approvals. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement, the Escrow Agreement, the Support Agreement and the Share Exchange Agreement shall have been received.

                 9.6 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

                 9.7 Employment Agreements. 3-D and Buyer shall have entered into the Escrow Agreement, the Support Agreement and the Share Exchange Agreement. Buyer shall have amended its share capital to create a new class of exchangeable non-voting shares having substantially the rights, privileges, restrictions and conditions set forth on Exhibit A attached hereto, and Buyer shall have issued the Buyer's Shares to Sellers pursuant to Section 2.1. Company shall have entered into the Employment Agreements.

                 9.8 Release of Personal Guarantees. The Bank shall have terminated and released the personal guarantees of DJ and WGM with respect to the debt of Company to the Bank.

                                   ARTICLE X

                            Termination of Agreement

                 This Agreement may be terminated:

                 10.1 Mutual Consent. At any time prior to the Closing, by mutual consent of 3-D, Buyer and Sellers.

                 10.2 Transaction Date. By 3-D, Buyer or Sellers if the Closing shall not have been consummated by January 31, 1997, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.

                                   ARTICLE XI

                                Indemnification

                 11.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall survive the Closing. Each party hereto shall be entitled to rely on any such representation or warranty regardless of any inquiry or investigation made by on behalf of such party.

                 11.2 Indemnification by Sellers. Sellers shall jointly and severally indemnify and hold harmless 3-D, Buyer, Company and their respective directors, officers and employees from and against any Loss incurred or suffered by such Person as a result of, arising from or in connection with:

                 (i) a breach by a Seller of any representation or warranty made by such Seller in this Agreement or in any Schedule or certificate delivered pursuant hereto; and

                 (ii) a failure by a Seller to perform or comply with any covenant or agreement on the part of such Seller contained herein, including any covenant contained in Article VI.

The amount paid pursuant to the preceding sentence shall be paid to Buyer or, at Buyer's election, to Company and shall be the amount required to put Buyer or Company, as the case may be, in the after tax position it would have been in had such representation, warranty, covenant or agreement not been breached.
Any payment made by a Seller to Buyer under this Section 11.2 shall be treated as a reduction in the aggregate consideration received by such Seller from Buyer pursuant to this Agreement. Any such payment made by a Seller to Company shall be treated as a capital contribution to Company.

                 11.3 Indemnification by 3-D and Buyer. 3-D and Buyer shall jointly and severally indemnify and hold harmless each Seller from and against any Loss incurred or suffered by such Seller as a result of, arising from or in connection with:

                 (i) a breach by 3-D or Buyer of any representation or warranty made by 3-D or Buyer in this Agreement or in any Schedule or certificate delivered pursuant hereto or in the Support Agreement or the Share Exchange Agreement; and

                 (ii) a failure by 3-D or Buyer to perform or comply with any covenant or agreement on the part of 3-D or Buyer contained herein, including any covenant contained in Article VII, or in the Support Agreement or the Share Exchange Agreement.

                 11.4 Assumption of Defense. An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any litigation resulting from such claim; provided, however, that failure promptly to give any such notice shall not affect the indemnification provided under this Article XI except to the extent such indemnifying party shall have been prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim and pay any and all Losses that may result therefrom, or if the claim (i) is reasonably likely to result in imprisonment of the indemnified party, (ii) is reasonably likely to result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a material adverse effect on the indemnified party unrelated to the size of such penalty or fine, or (iii) is reasonably likely to result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair 3-D's or Buyer's right or ability to operate Company. If an indemnifying party assumes the defense of such third party claim, such indemnifying party shall agree prior thereto in writing that it is liable under this Article XI to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim, shall conduct such defense diligently, shall have full and complete control over the conduct of such proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such proceeding and retain separate co-counsel at its sole cost and expense, and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or action.

                 11.5 Non-Assumption of Defense. If no indemnifying party is permitted or elects to assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or litigation, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

                 11.6 Indemnified Party's Cooperation as to Proceedings. The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 11.6, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

                 11.7     General Limitations on Indemnification.

                 (a) An indemnifying party shall not be liable to nor required to indemnify or hold an indemnified party harmless with respect to any Loss to the extent such Loss is recoverable under insurance policies maintained by the indemnified party or its affiliates.

                 (b) If any Loss indemnified against under this Article XI shall result (after giving effect to any differences in the timing of recognition, payment and deductibility) in a direct or indirect Tax savings to the indemnified party or its affiliates, then the Indemnification Obligations to which such indemnified party shall be entitled hereunder shall be reduced by the amount of such Tax savings.


                                  ARTICLE XII

                                 Miscellaneous

                 12.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby.

                 12.2 Entirety of Agreement. This Agreement (including the Disclosure Schedule and all other Schedules and Exhibits hereto), together with the other documents and certificates delivered hereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made.

                 12.3 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth on the signature pages of this Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth on the signature pages of this Agreement.

                 In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                 12.4 Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

                 12.5 Nonwaiver. No waiver by any party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other term, provision, covenant, representation or warranty) contained in this Agreement on the same or any other occasion.

                 12.6 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                 12.7 Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any party hereto without the written consent of the other parties; provided, however, that Buyer may assign its rights hereunder to any affiliate of 3-D which assumes the obligations of Buyer hereunder, but no such assignment shall relieve Buyer or 3-D of any such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article XI, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

                 12.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                 12.9     Governing Law; Consent to Jurisdiction.

                 (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (i) submits to the non-exclusive jurisdiction of the U.S. District Court for the

Southern District of New York (or, if such court does not have jurisdiction, the courts of the State of New York), (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum, and (iv) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 12.3 shall be deemed good, proper and effective service upon such party.

                 (b) Each Seller hereby irrevocably appoints and designates the law firm of Beaumont Church as his or her true and lawful agent and attorney for receipt of service of process in any action or proceeding brought by 3-D or Buyer arising out of or relating to this Agreement, or the breach or alleged breach hereof. Such service may be effected in person on such firm or by registered or certified mail addressed to Beaumont Church, 2200 AGT Tower 411 1st Street S.E. Calgary, Alberta T2G 5E7, Attention: James M.B. Clark, Esq.

                 12.10 Specific Performance. Each of the parties hereto acknowledges and agrees that the others would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and to enforce specifically this Agreement and the covenants contained herein, in addition to any other remedy to which such other parties may be entitled at law or in equity.

                 12.11 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation", whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (vii) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its affiliates of any conditions reasonably considered by such party to be materially burdensome to such party or its affiliates, and (viii) except as otherwise expressly provided herein, all dollar amounts are expressed in Canadian funds.

                 12.12 Public Announcements. Each of the parties agrees that after the signing of this Agreement such party shall not make any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of 3-D and DJ, which approval will not be unreasonably withheld; provided, however, that 3-D may describe this Agreement and the transactions contemplated hereby and the business and financial condition of Company in the Registration Statement and Prospectus and any press release it is required to make under applicable United States securities laws.

                 12.13 Remedies Cumulative. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


Address:                               3-D GEOPHYSICAL, INC.

7076 South Alton Way
Building H
Englewood, Colorado  80112             By      /s/ RONALD L. KOONS
Attention:  Ronald L. Koons,             -------------------------------------
Chief Financial Officer                Name:  Ronald L. Koons
Facsimile No.:  (303) 290-0447         Title:  Vice President


with a copy to:

Peter S. Kolevzon, Esq.                3-D GEOPHYSICAL OF
Kramer, Levin, Naftalis                 CANADA, INC.
  & Frankel
919 Third Avenue                       By     /s/ RONALD L. KOONS
New York, New York  10022                ------------------------------------
Facsimile No.:  (212) 715-8000         Name:      Ronald L. Koons
                                            ---------------------------------
                                         Title:    Vice President
                                               ------------------------------



Address:                                        /s/ D. E. JANVEAU
                                       ---------------------------------------
                                       D. E. Janveau
J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA

with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

Address:                                       /s/ W. G. MUELLER
                                       ---------------------------------------
                                       W. G. Mueller
J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA
with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

Address:                                       /s/ GLADYS MUELLER
                                       ---------------------------------------
                                       Gladys Mueller
J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA


with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

                                   EXHIBIT A


                PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

                 The Exchangeable Shares in the capital of the Buyer shall have the following rights, privileges, restrictions and conditions.


                                   ARTICLE 1

                                 INTERPRETATION

1.1              For the purposes of these share provisions:

         (a) "3-D" means 3-D Geophysical Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

         (b)     "3-D CALL NOTICE" has the meaning ascribed thereto in section
                 7.2 of these share provisions.

         (c) "3-D COMMON SHARE REORGANIZATION" has the meaning ascribed thereto in subsection 1.11 (o) of these share provisions.

         (d) "3-D COMMON SHARES" mean the shares of common stock of 3-D, with a par value of U.S.$0.01 per share and having one vote per share, and any other securities into which such shares may be changed.

         (e) "3-D DIVIDEND DECLARATION DATE" means the date on which the board of directors of 3-D declares any dividend on the 3-D Common Shares.

         (f) "AFFILIATE" of any person means any other person directly or indirectly controlling controlled by, or under common control with that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         (g) "AUTOMATIC REDEMPTION DATE" means September 20, 2006 unless such date shall be accelerated at any time to a specified earlier date by the Board of Directors upon at least 30 days' prior written notice to the registered holders of Exchangeable Shares, in which case the Automatic Redemption Date shall be such earlier date; provided, however, that the Board of Directors may so accelerate the Automatic Redemption Date only at such time as there are outstanding fewer than 100,000 Exchangeable Shares held by holders other than 3-D and its Affiliates.

         (h) "BOARD OF DIRECTORS" means the board of directors of the Corporation.

         (i) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a legal holiday on which banks are not open for business in Calgary, Alberta or New York, New York.

         (j) "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

         (k)     "CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 10.2 of these share provisions.

         (l) "CBCA" means the Canada Business Corporations Act, as amended from time to time.

         (m) "CORPORATION" means 3-D Geophysical of Canada, Inc., a corporation incorporated under the CBCA.

         (n) "CURRENT MARKET PRICE" means, in respect of a 3-D Common Share on any date, the Canadian Dollar Equivalent of the closing sale price of 3-D Common Shares on such day (or, if no trades of 3-D Common Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) reported on NASDAQ, or, if the 3-D Common Shares are not then quoted on NASDAQ, on such stock exchange or other automated quotation system on which the 3-D Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose.

         (o) "CURRENT 3-D COMMON SHARE EQUIVALENT" means, on any date, the equivalent as at such date of one 3-D Common Share as at the Effective Date, expressed to four decimal places, determined by applying on a cumulative basis the following adjustments, to the extent applicable by reason of any transactions occurring in respect of 3-D Common Shares between the Effective Date and such date, the Current 3-D Common Share Equivalent as at the Effective Date being 1.0000:

                 (i) if 3-D shall (A) subdivide, redivide or change its then outstanding 3-D Common Shares into a greater number of 3-D Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares,
                          (B) reduce, combine, consolidate or change its then outstanding 3-D Common Shares into a lesser number of 3-D Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue 3-D Common Shares (or securities exchangeable or convertible into 3-D Common Shares) to the holders of all or substantially all of its then outstanding 3-D Common Shares by way of stock dividend or other distribution (other than to holders of 3-D Common Shares who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Corporation is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultaneously issue and distribute, equivalent numbers of 3-D Common Shares or other securities (adjusted if necessary in accordance with the Current 3-D Common Share Equivalent), or the economic equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called a "3-D Common Share Reorganization"), the Current 3-D Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of 3-D Common Shares are determined for the purpose of the 3-D Common Share Reorganization by multiplying the Current 3-D Common Share Equivalent in effect on such record date by the quotient obtained when:

                          (A) the number of 3-D Common Shares outstanding after the completion of such 3-D Common Share Reorganization (but before giving effect to the issue of any 3-D Common Shares issued after such record date otherwise than as part of such 3-D Common Share Reorganization) including, in the case where securities exchangeable or convertible into 3-D Common Shares are distributed. the number of 3-D Common Shares that would have been outstanding had such securities been exchanged for or converted into 3-D Common Shares on such record date, is divided by

                          (B) the number of 3-D Common Shares outstanding on such record date before giving effect to the 3-D Common Share Reorganization;

                 (ii) If at any time 3-D shall fix a record date for the issuance of rights, options or warrants to the holders of all or substantially all of the 3-D Common Shares entitling them to subscribe for or to purchase 3-D Common Shares (or securities of 3-D convertible into 3-D Common Shares) at a price per 3-D Common Share (or having a conversion price per 3-D Common Share) of less than the Pre-Dilution Market Price on such record date, unless the Corporation is permitted under applicable law without a vote of its shareholders to issue, and shall simultaneously issue, equivalent numbers of such rights, options or warrants, adjusted if necessary in accordance with the Current 3-D Common Share Equivalent at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Rights Offering"), then the Current 3-D Common Share Equivalent then in effect shall be adjusted immediately after such record date by multiplying the Current 3-D Common Share Equivalent in effect on such record date by the quotient obtained when:

                          (A) the sum of the number of 3-D Common Shares outstanding on such record date and the number of additional 3-D Common Shares offered for subscription or purchase under the Rights Offering (or the number of 3-D Common Shares into which the securities so offered are convertible)

                          is divided by

                          (B) the sum of the number of 3-D Common Shares outstanding on such record date and the number determined by dividing the aggregate price of the total number of additional 3-D Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible securities so offered) by the Pre-Dilution Market Price on such record date.

                          Any 3-D Common Share owned by or held for the account of 3-D shall be deemed not to be outstanding for the purpose of any such computation. If such rights, options or warrants are not so issued or if, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Current 3-D Common Share Equivalent shall be readjusted effective immediately to the Current 3-D Common Share Equivalent which would have been in effect if such record date had not been fixed or to the Current 3-D Common Share Equivalent which would then be in effect on the date of expiry if the only rights, options or warrants issued had been those that were exercised, as the case may be;

                 (iii) if 3-D shall fix a record date for the making of a distribution (including a distribution by way of stock dividend) to the holders of all or substantially all its outstanding 3-D Common Shares of

                          (A) shares of 3-D of any class other than 3-D Common Shares (or shares convertible into 3-D Common Shares referred to in (i) (C) above),

                          (B) rights, options or warrants (excluding a Rights Offering),

                          (C) evidences of its indebtedness (excluding indebtedness convertible into 3-D Common Shares referred to in (i) (C) above) or

                          (D) any other assets (other than any of the distributions referred to in (A), (B) or (C) of this paragraph (iii), dividends paid in the ordinary course or a 3-D Common Share Reorganization)

                          unless the Corporation is permitted under applicable law without a vote of its shareholders to distribute, and shall simultaneously distribute, the same number of shares, rights, options or warrants, evidences of indebtedness or other assets, as the case may be, adjusted if necessary in accordance with the Current 3-D Common Share Equivalent as at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Special Distribution") then, in each such case, the Current 3-D Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of 3-D Common Shares are determined for the purposes of the Special Distribution by multiplying the Current 3-D Common Share Equivalent in effect on such record date by the quotient obtained when:

                          (I) the product obtained when the number of 3-D Common Shares outstanding on the record date is multiplied by the Pre-Dilution Market Price on such date,

                          is divided by

                          (II) the difference obtained when the amount by which the aggregate fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the consideration, if any, received therefor by 3-D, is subtracted from the product obtained when the number of 3-D Common Shares outstanding on the record date is multiplied by the Pre-Dilution Market Price on such date, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Current 3-D Common Share Equivalent in effect immediately before such record date. Any 3-D Common Share owned by or held for the account of 3-D shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.
                          To the extent that such distribution is not so made, the Current 3-D Common Share Equivalent shall be readjusted effective immediately to the Current 3-D Common Share Equivalent which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

                 (p)      "EFFECTIVE DATE"  means  January  __, 1997.  [NOTE TO
                          DRAFT:  INSERT  THE CLOSING DATE]

                 (q) "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

                 (r) "LIEN" means any lien, pledge, adverse claim, security interest, mortgage, restriction, claim, charge or other encumbrance of any kind or nature whatsoever.

                 (s) "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 4.1 of these share provisions.

                 (t) "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 7.4 of these share provisions.

                 (u) "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 7.4 of these share provisions.

                 (v)      "NASDAQ" means the NASDAQ National Market System.

                 (w) "LIQUIDATION DATE" has the meaning ascribed thereto in section 4.1 of these share provisions.

                 (x) "PRE-DILUTION MARKET PRICE" means, in respect of a 3-D Common Share on any date, the Canadian Dollar Equivalent of the average of the closing sale prices as reported on NASDAQ of such shares during a period of 20 consecutive trading days ending on the second trading day prior to such date, or, if the 3-D Common Shares are not then quoted on NASDAQ, on such stock exchange or other automated quotation system on which the 3-

                          D Common Shares are listed or quoted as may be selected by the Board of Directors for such purpose.

                 (y) "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 7.7 of these share provisions.

                 (z) "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 7.7 of these share provisions.

                 (aa) "REDEMPTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions.

                 (bb) "RETRACTED SHARES" has the meaning ascribed thereto in section 5.1 of these share provisions.

                 (cc) "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 7.1 of these share provisions.

                 (dd) "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 7.1 of these share provisions.

                 (ee)     "RETRACTION DATE" has the meaning ascribed thereto in
                          section 5.2 of these share provisions.

                 (ff) "RETRACTION PRICE" has the meaning ascribed thereto in section 5.1 of these share provisions.

                 (gg) "RETRACTION REQUEST" has the meaning ascribed thereto in section 5.1 of these share provisions.

                 (hh) "RIGHTS OFFERING" has the meaning ascribed thereto in subsection 1.1(o) of these share provisions.

                 (ii) "SHARE EXCHANGE AGREEMENT" means the Share Exchange Agreement made as of the Effective Date between the Corporation, 3-D, D.E. Janveau, Gladys Mueller, W.G. Mueller, C. David Siegfried and Peggy J. Siegfried, as the same may be amended or restated from time to time in accordance with its terms.

                 (jj) "SPECIAL DISTRIBUTION" has the meaning ascribed thereto in subsection 1.1(o) of these share provisions.

                 (kk) "SUPPORT AGREEMENT" means the Support Agreement made as of the Effective Date between 3-D and the Corporation, as the same may be amended or restated from time to time in accordance with these share provisions.

1.2 All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1              The  Exchangeable  Shares  shall  rank  senior  to  the
Common  Shares  and  any   other shares ranking junior to the Exchangeable
Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                   ARTICLE 3

                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the 3-D Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the 3-D Dividend Declaration Date of the cash dividend declared on such number of 3-D Common Shares as is equal to the Current 3-D Common Share Equivalent on the 3-D Dividend Declaration Date or (b) in the case of a stock dividend declared on the 3-D Common Shares to be paid in 3-D Common Shares, in such whole number of Exchangeable Shares for the Exchangeable Shares held by each holder as is equal to the number of 3-D Common Shares to be paid as a dividend per 3-D Common Shares (if such calculation results in a fraction of an Exchangeable Share, the holder shall receive in lieu of such fraction an amount in cash equal to the product obtained by multiplying the amount that would be payable in respect of an equal fraction of a 3-D Common Share as at the 3-D Dividend Declaration Date, calculated in accordance with section 10.4, by the Current 3-D Common Share Equivalent as at such date) or (c) in the case of a dividend declared on the 3-D Common Shares to be paid in property other than cash or 3-D Common Shares (including without limitation other securities of 3D), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with section 10.1) to the type and amount of property to be paid as a dividend on such number of 3-D Common Shares as is equal to the Current 3-D Common Share Equivalent on the 3-D Dividend Declaration Date. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividend contemplated by subsection 3.1 (a) hereof or in respect of any cash amount payable in lieu of a fractional Exchangeable Share in connection with any stock dividend contemplated by subsection 3.1(b) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation.
Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividend contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividend contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the 3-D Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 9.2 of these share provisions:

         (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

         (d) issue any Exchangeable Shares other than (i) by way of stock dividends to the holders of such Exchangeable Shares, (ii) otherwise pro rata to holders of Exchangeable Shares, (iii) as contemplated by the Support Agreement or (iv) pursuant to any agreements or rights in existence at the Effective Date; or

         (e) issue any other shares of the Corporation ranking equally with or senior to the Exchangeable Shares;

provided that the restrictions in subsections 3.5(a), 3.5(b) and 3.5(c) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the 3-D Common Shares shall have been declared on the Exchangeable Shares and paid in full.


                                   ARTICLE 4

                          DISTRIBUTION ON LIQUIDATION

4.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by the Corporation causing to be delivered to such holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus
(b) the aggregate of all declared and unpaid dividends on each such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Amount").

4.2 On or promptly after the Liquidation Date, and subject to the exercise by 3-D of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation or at such other place that may be specified by the Corporation in a notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at such other place that may be specified by the Corporation by notice to the holders of Exchangeable Shares, of certificates representing the 3-D Common Shares to be delivered in payment thereof (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any fractional 3-D Common Share and all declared and unpaid dividends comprising part of the total Liquidation Amount (or, if any of such dividends were payable in property, such property or property that is the same as or economically equivalent to such property). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof. other than the right to receive the total Liquidation Amount in respect of their Exchangeable Shares, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving the total Liquidation Amount (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the 3-D Common Shares delivered to them.

4.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                   ARTICLE 5

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

5.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by 3-D of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 5, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder (the "Retracted Shares") for an amount for each Retracted Share equal to
(a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect of the Retracted Shares by the Corporation causing to be delivered to such holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of Retracted Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus (b) the aggregate of all dividends declared and unpaid on each Retracted Share up to the Retraction Date (collectively the "Retraction Price"), provided that if the record date for any such declared and unpaid dividend occurs on or after the Retraction Date the Retraction Price shall not include such declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

         (a) specifying that the holder desires to have the Retracted Shares represented by such certificate or certificates redeemed by the Corporation; and

         (b) acknowledging the Retraction Call Right of 3-D to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be an irrevocable offer by the holder to sell the Retracted Shares to 3-D in accordance with the Retraction Call Right.

5.2 Subject to the exercise by 3-D of the Retraction Call Right, upon receipt by the Corporation in the manner specified in section 5.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required pursuant to section 5.1 and a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the sixth Business Day after the Retraction Request is received (the "Retraction Date") and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by 3-D pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

5.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall forthwith notify 3-D thereof. In order to exercise the Retraction Call Right, 3-D must deliver a 3-D Call Notice to the Corporation prior to the expiry of the third Business Day after the receipt by the Corporation of the Retraction Request in accordance with the provisions of section 7.2 hereof. If 3-D does not so notify the Corporation, the Corporation will notify the holder as soon as possible thereafter that 3-D will not exercise the Retraction Call Right. If 3-D delivers the 3-D Call Notice before the end of such three Business Day period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to 3-D in accordance with the Retraction Call Right.

5.4 If a Retraction Request is received by the Corporation pursuant to section 5.1 and 3-D has not exercised the Retraction Call Right, the Corporation shall deliver to the holder of the Retracted Shares, at the address of the holder recorded in the securities register of the

Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, certificates representing the 3-D Common Shares to be delivered to the holder in payment of the total Retraction Price for the Retracted Shares (or the portion thereof payable in 3-D Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) registered in the name of the holder or in such other name as the holder may request and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (or, if any part of the Retraction Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation.

5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the 3-D Common Shares delivered to it.

5.6 Notwithstanding any other provision of this Article 5, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that 3-D shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall be obligated to redeem Retracted Shares specified by a holder in a Retraction Request only to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions on a pro rata basis and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 5.2 hereof. The holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 5.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require 3-D to purchase such Retracted Shares from such holder pursuant to the Exchange Right (as defined in the Share Exchange Agreement).

                                   ARTICLE 6

                       REDEMPTION OF EXCHANGEABLE SHARES

6.1 Subject to applicable law and if 3-D does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by each holder of Exchangeable Shares by the Corporation causing to be delivered to such holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus (b) the aggregate of all declared and unpaid dividends thereon up to the Automatic Redemption Date (collectively the "Redemption Price").

6.2 On or after the Automatic Redemption Date and subject to the exercise by 3-D of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation (or at such other place that may be specified by the Corporation in a notice to the holders of Exchangeable Shares) of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation (or at such other place that may be specified by the Corporation in a notice to the holders of Exchangeable Shares), of certificates representing the 3-D Common Shares to be delivered to the holder in payment of the Redemption Price (or the portion thereof payable in 3-D Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any fractional 3-D Common Share and all declared and unpaid dividends comprising part of the total Redemption Price (or, if any of such dividends are payable in property, such property). On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Redemption Price for their Exchangeable Shares, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the 3-D Common Shares delivered to them.


                                   ARTICLE 7

           CERTAIN CALL RIGHTS OF 3-D TO ACQUIRE EXCHANGEABLE SHARES

7.1 3-D shall have the overriding right (the "Retraction Call Right"), notwithstanding the proposed redemption of Retracted Shares by the Corporation on a Retraction Date, to purchase from the holder of the Retracted Shares on the Retraction Date the Retracted Shares upon payment by 3-D to the holder of an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect of the Retracted Shares by causing to be delivered to such holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of Retracted Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus (b) the aggregate of all dividends declared and unpaid on such Retracted Share (collectively the "Retraction Call Purchase Price"). In the event of the exercise of the Retraction Call Right by 3-D, the holder of the Retracted Shares shall be obligated to sell to 3-D, and 3-D shall be obligated to purchase, the Retracted Shares on the Retraction Date upon payment by 3-D to such holder of the Retraction Call Purchase Price for each Retracted Share.

7.2 In order to exercise the Retraction Call Right, 3-D must notify the Corporation in writing of its determination to do so (the "3-D Call Notice") prior to the expiry of the third Business Day after the receipt by the Corporation of the Retraction Request. If 3-D delivers the 3-D Call Notice before the end of such three Business Day period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to 3-D in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and 3-D shall purchase from such holder and such holder shall sell to 3-D on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price for each Retracted Share.

7.3 For the purposes of completing a purchase of the Retracted Shares pursuant to the Retraction Call Right, 3-D shall deposit with the Corporation, on or before the Retraction Date (or, where the holder of the Retracted Shares is a non-resident of Canada, as soon as practicable thereafter), certificates representing the 3-D Common Shares to be delivered to the holder of the Retracted Shares in payment of the total Retraction Call Purchase Price for the Retracted Shares (or the portion thereof payable in 3-D Common Shares, as the case may be) and a cheque in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Retraction Call Purchase Price has been so deposited with the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as of the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. 3-D shall cause the Corporation to deliver to the holder of the Retracted Shares, at the address of such holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Corporation to which the Retraction Request was delivered, in payment of such total Retraction Call Purchase Price, certificates representing the 3-D Common Shares to be delivered in respect of such payment (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) registered in the name of the holder or in such other name as the holder may request in payment of such and, if applicable, a cheque of 3-D payable at par and in Canadian dollars at any branch of the bankers of 3-D or the Corporation in Canada (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) to the holder on behalf of 3-D by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Purchase Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Call Purchase Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by 3-D shall thereafter be considered and deemed for all purposes to be a holder of the 3-D Common Shares delivered to such holder.

7.4 3-D shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation, to purchase from all but not less than all of the holders (other than 3-D and its Affiliates) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by 3-D of an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable

Shares held by such holder by 3-D causing to be delivered to such holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by 3-D, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to 3-D on the Liquidation Date on payment by 3-D to the holder of the Liquidation Call Purchase Price for each such share.

7.5 To exercise the Liquidation Call Right, 3-D must notify the Corporation of 3-D's intention to exercise such right at least 10 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least three Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Corporation will notify the holders of Exchangeable Shares as to whether or not 3-D has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by 3-D. If 3-D exercises the Liquidation Call Right, on the Liquidation Date 3-D will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

7.6 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, 3-D shall deposit with the Corporation, on or before the Liquidation Date (or where the holder of the Exchangeable Shares is a non-resident of Canada. as soon as practicable thereafter, certificates representing the aggregate number of 3-D Common Shares deliverable by 3-D (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) in payment of the total Liquidation Call Purchase Price (or the portion thereof payable in 3-D Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, if any part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Liquidation Call Purchase Price has been so deposited with the Corporation, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by 3-D upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the 3-D Common Shares delivered to it. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of 3-D shall deliver to such holder, certificates representing the 3-D Common Shares to which the holder is entitled and a cheque or cheques of 3-D payable at par and in Canadian dollars at any branch of the bankers of 3-D or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, if any part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). If 3-D does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to sections
4.1 to 4.3 hereof.

7.7 3-D shall have the overriding right (the "Redemption Call Right"), not- withstanding the proposed redemption of the Exchangeable Shares by the Corporation on the Automatic Redemption Date, to purchase from all but not less than all of the holders (other than 3-D or its Affiliates) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by 3-D to the holder of an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by causing to be delivered to such holder such number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4), plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Share (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by 3-D, each holder shall be obligated to sell to 3-D, and 3-D shall be obligated to purchase, all the Exchangeable Shares held by the holder on the Automatic Redemption Date on payment by 3-D to the holder of the Redemption Call Purchase Price for each such share.

7.8 To exercise the Redemption Call Right, 3-D must notify the Corporation, as agent for the holders of the Exchangeable Shares, and the Corporation of 3-D's intention to exercise such right at least 10 days before the Automatic Redemption Date. The Corporation will notify the holders of the Exchangeable Shares as to whether or not 3-D has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by 3-D. If 3-D exercises the Redemption Call Right, on the Automatic Redemption Date 3-D will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.9 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, 3-D shall deposit with the Corporation, on or before the Automatic Redemption Date (or, where the holder of the Exchangeable Shares is a non-resident of Canada, as soon as practicable thereafter), certificates representing the aggregate number of 3-D Common Shares deliverable by 3-D (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by the Corporation or 3-D) in payment of the total Redemption Call Purchase Price (or the portion thereof payable in 3-D Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if part of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Provided that such total

Redemption Call Purchase Price has been so deposited with the Corporation, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by 3-D upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the 3-D Common Shares delivered to such holder. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of 3-D shall deliver to such holder, certificates representing the 3-D Common Shares to which the holder is entitled and a cheque or cheques of 3-D payable at par and in Canadian dollars at any branch of the bankers of 3-D or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if part of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). If 3-D does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to sections 6.1 and 6.2 hereof.

7.10 The Retraction Call Right, the Liquidation Call Right and the Redemption Call Right are granted to 3-D by the holders of Exchangeable Shares in consideration of the grant by 3-D of the Automatic Exchange Rights and the Exchange Right (as such terms are respectively defined in the Share Exchange Agreement) to the holders of Exchangeable Shares (other than 3-D and its Affiliates).


                                   ARTICLE 8

                                 VOTING RIGHTS

8.1 Except as required by applicable law and the provisions of sections 3.5, 9.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 9

                             AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which at least one or more holders of not less than 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting one or more holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting one or more holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. In lieu of calling a meeting of holders of Exchangeable Shares, any matter requiring the approval or consent of the holders of Exchangeable Shares shall be deemed to have been sufficiently given if a written resolution in respect of such matter is signed by all the holders of Exchangeable Shares entitled to vote on such matter.


                                   ARTICLE 10

                 ECONOMIC EQUIVALENCE; CHANGES RELATING TO 3-D

10.1 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on 3-D and all holders of Exchangeable Shares where applicable.

10.2 If at any time there is a capital reorganization of 3-D that is not provided for in subsection 1.1(o) or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of 3-D with or into another entity (any such event being called a "Capital Reorganization"), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged or automatically exchanged for 3-D Common Shares in accordance with the provisions hereof or the provisions of the Share Exchange Agreement on or before the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof or the Share Exchange Agreement at any time after the record date for such Capital Reorganization, in lieu of the 3-D Common Shares that he would otherwise have been entitled to receive pursuant to the provisions hereof or the Share Exchange Agreement, the number of shares or other securities of 3-D or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of 3-D Common Shares to which he was then entitled upon any exchange of his Exchangeable Shares into 3-D Common Shares in accordance with the provisions hereof or the Share Exchange Agreement, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o); provided that in the event that all the outstanding Exchangeable Shares are not exchanged or automatically exchanged for 3-D Common Shares in accordance with the provisions hereof or the Share Exchange Agreement on or before the record date for such Capital Reorganization such Capital Reorganization shall not be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive upon any exchange of his Exchangeable Shares pursuant to the provisions hereof or the Share Exchange Agreement, such number of shares or other securities of 3-D or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

10.3 In the case of any reclassification of, or other change in, the outstanding 3-D Common Shares other than (i) a 3-D Common Share Reorganization, (ii) a Capital Reorganization, or (iii) an Automatic Exchange Event (as defined in the Share Exchange Agreement), such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Corporation or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive 3-D Common Shares pursuant to the provisions hereof or the Share Exchange Agreement, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for 3-D Common Shares pursuant to the provisions hereof or the Share Exchange Agreement immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o).

10.4 No certificates or scrip representing fractional 3-D Common Shares shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof. In lieu of any such fractional security, each person entitled to a fractional interest in a 3-D Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the second Business Day prior to the relevant date of delivery of certificates representing 3-D Common Shares (the "Fractional Share Calculation Date") of the product of (i) such fraction, multiplied by (ii) the closing sale price of 3-D Common Shares as reported on NASDAQ on the Fractional Share Calculation Date.

                                   ARTICLE 11

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT


11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with, and to ensure performance and compliance by 3-D with, all provisions of the Support Agreement and the Share Exchange Agreement applicable to the Corporation and 3-D, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favor of the Corporation under or pursuant to such agreements.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 12

                                     LEGEND

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Share Exchange Agreement (including the provisions relating to the

Retraction Call Right, the Liquidation Call Right, the Redemption Call Right, the voting rights, exchange right and automatic exchange thereunder).


                                   ARTICLE 13

                                    NOTICES

13.1 Any notice. request or other communication to be given to the Corporation by 3-D or a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Assistant Treasurer. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such other place that may be specified by the Corporation, in each case addressed to the attention of the Assistant Treasurer of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid), Federal Express or other reputable courier or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, Federal Express or other reputable courier shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.


          PROVISIONS ATTACHING TO THE COMMON SHARES OF THE CORPORATION

                 The common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

                 Subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, if, as and when declared by the Board of Directors out of moneys properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the Board of Directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

DISSOLUTION

                 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

VOTING RIGHTS

                 The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

                                   SCHEDULE A

                              NOTICE OF RETRACTION


To:      3-D Geophysical of Canada, Inc. (the "Corporation") and 3-D
Geophysical, Inc. ("3-D")

                 This notice is given pursuant to Article 5 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate. All capitalized words and expressions used in this notice and not otherwise defined herein that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

                 The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 5 of the Share Provisions:

[ ]              all share(s) represented by this certificate; or

[ ]                                     share(s) only.
                 ----------------------

                 The undersigned acknowledges the Retraction Call Right of 3-D to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be an irrevocable offer (subject as hereinafter provided) by the undersigned to sell the Retracted Shares to 3-D in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price. If 3-D determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible.

                 The undersigned acknowledges that if, as a result of solvency provisions of applicable law or otherwise, the Corporation fails to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Share Exchange Agreement) so as to require 3-D to purchase the unredeemed Retracted Shares.

                 The undersigned hereby represents and warrants to the Corporation and 3-D:

                 (a) that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or 3-D, as the case may be, free and clear of all Liens; AND

                 (b)      either

                          [ ] the undersigned is a resident of Canada for purposes of the Income Tax Act (Canada); OR

                          [ ] the undersigned is not a resident of Canada for purposes of the Income Tax Act (Canada).

The undersigned hereby acknowledges that, if the undersigned is not a resident of Canada, and has not submitted with this notice a certificate issued by Revenue Canada under section 116 of the Income Tax Act (Canada) in respect of the Retracted Shares, the amount of any securities or cash resulting from the retraction or the purchase of the Retracted Shares will be reduced by the amount of withholdings required under the Income Tax Act (Canada).

[ ] Please check this box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the registered office of the Corporation at 4750 30th Street S.E., Calgary, Alberta, T2B 2ZI, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its registered office in Calgary. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.




-------------------------------------------------------------------------------
Name of Person in Whose Name Securities or            Date
Cheque(s) Are To Be Registered, Issued or
Delivered (please print)



-------------------------------------------------------------------------------
Street Address or P.O. Box                            Signature of Shareholder



-------------------------------------------------------------------------------
City-Province                                         Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the share certificate is duly completed in respect of such shares.

                                                                     Exhibit B-1


                         EXECUTIVE EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT (this "Agreement") dated as of [January __, 1997] between J.R.S. Exploration Company Limited, an Alberta corporation (the "Company"), and D.E. Janveau (the "Employee").

         WHEREAS, the Employee has been an executive officer of the Company for a number of years;

         WHEREAS, all of the outstanding capital stock of the Company has been acquired by 3-D Geophysical, Inc., a Delaware corporation ("3-D"), pursuant to that certain Stock Purchase Agreement dated as of December 10, 1996 by and among 3-D, 3-D Geophysical of Canada, Inc., a Canadian corporation, the Employee, Gladys Mueller and W.G. Mueller (the "Stock Purchase Agreement");

         WHEREAS, it is a condition to the closing of the transactions contemplated under the Stock Purchase Agreement that the parties hereto enter into this Agreement;

         WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement; and

         WHEREAS, the Employee desires to accept such employment and to render services to the Company on the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:

         Section 1. Engagement. The Company hereby employs the Employee as its President and Chief Executive Officer, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.

         Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the Closing Date under the Stock Purchase Agreement (as defined therein) and shall end on the third anniversary thereof (the "Term").

         Section 3.  Duties and Services.

         3.1 The Employee shall render services to the Company as its President and Chief Executive Officer and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the Board of Directors of the Company (the "Directors") and shall abide by the practices and policies of the Company governing the conduct of employees. However, any assignments presented to the Employee for continuous work outside of Canada for a duration of two weeks or longer may be accepted or rejected in the discretion of the Employee. The Employee shall also serve as an officer or director of such other direct or indirect subsidiaries of 3-D as may be requested by the

Directors or the Chief Executive Officer of 3-D, without any additional compensation.

         3.2 During the Term, the Employee shall devote such energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) as are reasonably necessary to perform the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.

         Section 4.  Compensation.

         4.1 Annual Compensation. In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $150,000.00 (Canadian).

         4.2 Bonus Pool. 3-D intends to create a bonus plan based upon the earnings of 3-D to provide incentives for certain employees of 3-D and its subsidiaries, including the Company. The Employee shall be entitled to participate in such plan on such terms as may be determined by the Compensation Committee of the Board of Directors of 3-D, in its discretion. Nothing in this Agreement shall require 3-D to pay any such bonus.

         Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.

         Section 6. Benefits. During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):

         (a) The Employee shall be entitled, subject to qualification requirements, to participate in any and all group insurance plans, group health or medical insurance plans and group accidental and disability insurance plans made generally available to the senior executive employees of the Company.

         (b) The Employee shall be entitled to participate in 3-D's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.

         (c) The Employee shall be entitled to four weeks annual paid vacation, as well as sick leave and holidays in accordance with the Company's policies for senior executive employees generally.

         (d) During the term of employment under this Agreement, the Company shall pay the Employee, on a monthly basis, an amount equal to $650 (Canadian) per month as a non-accountable allowance for lease payments, insurance and other expenses of an automobile leased by the Employee.

         Section 7. Termination. Subject to the provisions of Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:

         (a)     The death of the Employee;

         (b) Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for one hundred twenty (120) consecutive days, or for any one hundred twenty (120) days within any twelve (12) month period, and the provision of written notice to the Employee by the Company of such election to terminate; or

         (c) Upon written notice for Cause, which shall include, without limitation, (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude or fraud in connection with the Employee's employment; or (iii) the commission by the Employee of any serious indictable offense.

         Section 8. Restrictive Covenants. In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:

         8.1 Covenant Not to Compete. For a period of five (5) years from the date of this Agreement, the Employee will not in any way, directly or indirectly, as an agent, employee, officer, director, stockholder, partner or otherwise of any corporation, partnership or other venture or enterprise compete with the Company, 3-D or any of their respective subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto (a "Competing Business"), other than pursuant hereto.

         8.2 Non-Solicitation Covenant. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any Competing Business, any person or entity to which the Company or any subsidiary of the Company shall have provided seismic data acquisition or analysis services at any time during the Term.

         8.3 Covenant Not to Solicit Employees of the Company. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company or any of its subsidiaries during the Term.

         8.4 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, in the course of his employment, the Employee will have access to trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including, but not limited to, information concerning seismic data, marketing strategy, technology, techniques and know-how, customer specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such trade secrets or information could be harmful to the interests of the Company, 3-D or such subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard such trade secrets and information, and will not during the Term or thereafter use, disclose, divulge or publish any such trade secrets or information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.

         8.5 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company, 3-D and their respective subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company during the course of the Employee's employment. In the event of the termination of this Agreement for any reason whatsoever, the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, records, computer programs or data banks or other evidence of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, which are the property of the Company, 3-D or any of their respective subsidiaries.

         8.6 Remedies. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.7 Survival. The provisions of this Section 8 shall survive the Term.

         9.   Miscellaneous Provisions.

         9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party:
(a) by personal service upon such other party at such other party's address set forth below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.

                 In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                 The current addresses and facsimile numbers of the parties are:

                          If to the Employee:

                          D.E. Janveau
                          c/o J.R.S. Exploration Company Limited
                          4750 30th Street S.E.
                          Calgary, Alberta T2B271
                          Telecopier No.: (403) 264-0478

                          If to the Company:
                          J.R.S. Exploration Company Limited
                          4750 30th Street S.E.
                          Calgary, Alberta T2B271
                          Attention:  Chief Financial Officer
                          Telecopier No.: (403) 264-0478

                          with copies to:

                          3-D Geophysical, Inc.
                          599 Lexington Avenue
                               Suite 4102
                          New York, New York 10022
                          Telecopier No.:  (212) 317-9230
                          Attention:  Joel Friedman, Chairman

                                  -and-

                          Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York  10022
                          Telecopier No.:  (212) 715-8000
                          Attention:  Peter S. Kolevzon, Esq.


         9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.

         9.3 Assignment; Binding Nature; Assumption. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. This Agreement may not be assigned by the Employee without the prior written consent of the Company.

         9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

         9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.

         9.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in Canadian funds.

         9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and to be entirely performed therein.

         9.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                         J.R.S. EXPLORATION COMPANY LIMITED


                                         By
                                           ---------------------------------
                                           Name:
                                           Title:



                                          EMPLOYEE:


                                          ----------------------------------
                                          D.E. Janveau

                                                                     Exhibit B-2


                         EXECUTIVE EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT (this "Agreement") dated as of [January __, 1997] between J.R.S. Exploration Company Limited, an Alberta corporation (the "Company"), and W.G. Mueller (the "Employee").

         WHEREAS, the Employee has been an executive officer of the Company for a number of years;

         WHEREAS, all of the outstanding capital stock of the Company has been acquired by 3-D Geophysical, Inc., a Delaware corporation ("3-D"), pursuant to that certain Stock Purchase Agreement dated as of December 10, 1996 by and among 3-D, 3-D Geophysical of Canada, Inc., a Canadian corporation, D.E. Janveau, Gladys Mueller and the Employee (the "Stock Purchase Agreement");

         WHEREAS, it is a condition to the closing of the transactions contemplated under the Stock Purchase Agreement that the parties hereto enter into this Agreement;

         WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement; and

         WHEREAS, the Employee desires to accept such employment and to render services to the Company on the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:

         Section 1. Engagement. The Company hereby employs the Employee as its Vice President of Operations, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.

         Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the Closing Date under the Stock Purchase Agreement (as defined therein) and shall end on the third anniversary thereof (the "Term").

         Section 3.  Duties and Services.

         3.1 The Employee shall render services to the Company as its Vice President of Operations and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the President of the Company or the Board of Directors of the Company (the "Directors") and shall abide the practices and policies of the Company governing the conduct of employees. However, any assignments presented to the Employee for continuous work outside of Canada for a duration of two weeks or longer may be accepted or rejected in the discretion of the Employee. The Employee shall also serve as an officer or director of such other direct or indirect subsidiaries of 3-D as may be requested by the Directors or the Chief Executive Officer of 3-D, without any additional compensation.

         3.2 During the Term, the Employee shall devote such energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) as are reasonably necessary to perform the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.

         Section 4.  Compensation.

         4.1 Annual Compensation. In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $150,000.00 (Canadian).

         4.2 Bonus Pool. 3-D intends to create a bonus plan based upon the earnings of 3-D to provide incentives for certain employees of 3-D and its subsidiaries, including the Company. The Employee shall be entitled to participate in such plan on such terms as may be determined by the Compensation Committee of the Board of Directors of 3-D, in its discretion. Nothing in this Agreement shall require 3-D to pay any such bonus.

         Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.

         Section 6. Benefits. During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):

         (a) The Employee shall be entitled, subject to qualification requirements, to participate in any and all group insurance plans, group health or medical insurance plans and group accidental and disability insurance plans made generally available to the senior executive employees of the Company.

         (b) The Employee shall be entitled to participate in 3-D's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.

         (c) The Employee shall be entitled to four weeks annual paid vacation, as well as sick leave and holidays in accordance with the Company's policies for senior executive employees generally.

         (d) During the term of employment under this Agreement, the Company shall pay the Employee, on a monthly basis, an amount equal to $650 (Canadian) per month as a non-accountable allowance for lease payments, insurance and other expenses of an automobile leased by the Employee.

         Section 7. Termination. Subject to the provisions of Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:

         (a)     The death of the Employee;

         (b) Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for one hundred twenty (120) consecutive days, or for any one hundred twenty (120) days within any twelve (12) month period, and the provision of written notice to the Employee by the Company of such election to terminate; or

         (c) Upon written notice for Cause, which shall include, without limitation, (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude or fraud in connection with the Employee's employment; or (iii) the commission by the Employee of any serious indictable offense.

         Section 8. Restrictive Covenants. In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:

         8.1 Covenant Not to Compete. For a period of five (5) years from the date of this Agreement, the Employee will not in any way, directly or indirectly, as an agent, employee, officer, director, stockholder, partner or otherwise of any corporation, partnership or other venture or enterprise compete with the Company, 3-D or any of their respective subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto (a "Competing Business"), other than pursuant hereto.

         8.2 Non-Solicitation Covenant. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any Competing Business, any person or entity to which the Company or any subsidiary of the Company shall have provided seismic data acquisition or analysis services at any time during the Term.

         8.3 Covenant Not to Solicit Employees of the Company. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company or any of its subsidiaries during the Term.

         8.4 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, in the course of his employment, the Employee will have access to trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including, but not limited to, information concerning seismic data, marketing strategy, technology, techniques and know-how, customer specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such trade secrets or information could be harmful to the interests of the Company, 3-D or such subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard such trade secrets and information, and will not during the Term or thereafter use, disclose, divulge or publish any such trade secrets or information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.

         8.5 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company, 3-D and their respective subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company during the course of the Employee's employment. In the event of the termination of this Agreement for any reason whatsoever, the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, records, computer programs or data banks or other evidence of trade secrets and other confidential or proprietary information of the Company, 3-D and their respective subsidiaries, including copies thereof, which are the property of the Company, 3-D or any of their respective subsidiaries.

         8.6 Remedies. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         8.7 Survival. The provisions of this Section 8 shall survive the Term.

         9.      Miscellaneous Provisions.

         9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party:
(a) by personal service upon such other party at such other party's address set forth below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.

                 In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                 The current addresses and facsimile numbers of the parties are:

                          If to the Employee:

                          W.G. Mueller
                          c/o J.R.S. Exploration Company Limited
                          4750 30th Street S.E.
                          Calgary, Alberta T2B271
                          Telecopier No.: (403) 264-0478


                          If to the Company:

                          J.R.S. Exploration Company Limited
                          4750 30th Street S.E.
                          Calgary, Alberta T2B271
                          Telecopier No.: (403) 264-0478
                          Attention:  Chief Financial Officer

                          with copies to:

                          3-D Geophysical, Inc.
                          599 Lexington Avenue
                                  Suite 4102
                          New York, New York 10022
                          Telecopier No.:  (212) 317-9230
                          Attention:  Joel Friedman, Chairman

                                  -and-

                          Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York  10022
                          Telecopier No.:  (212) 715-8000
                          Attention:  Peter S. Kolevzon, Esq.


         9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.

         9.3 Assignment; Binding Nature; Assumption. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. This Agreement may not be assigned by the Employee without the prior written consent of the Company.

         9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

         9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.

         9.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in Canadian funds.

         9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and to be entirely performed therein.

         9.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.





                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                   J.R.S. EXPLORATION COMPANY LIMITED


                                   By
                                     -------------------------------
                                     Name:
                                     Title:



                                   EMPLOYEE:



                                   ---------------------------------
                                     W.G. Mueller

                                                                       Exhibit C


                                ESCROW AGREEMENT

                 ESCROW AGREEMENT (this "Agreement") dated as of [_________ __, 1996] among 3-D Geophysical, Inc., a Delaware corporation ("3-D"), 3-D Geophysical of Canada, Inc., a Canadian corporation ("Buyer"), D.E. Janveau ("DJ"), Gladys Mueller ("GM") and W.G. Mueller ("WGM"; DJ, GM and WGM being sometimes referred to individually as a "Seller" and collectively as "Sellers")and Montreal Trust Company of Canada, a financial institution incorporated under the laws of Canada (the "Escrow Agent").

                 WHEREAS, 3-D, Buyer and Sellers have entered into a Stock Purchase Agreement dated as of December 10, 1996 (the "Stock Purchase Agreement") providing for the sale to Buyer by Sellers of all of the issued and outstanding capital stock of J.R.S. Exploration Company Limited, an Alberta corporation ("Company"). Capitalized terms not otherwise defined herein shall have the same meaning as defined in the Stock Purchase Agreement; and

                 WHEREAS, Section 3.2(a)(viii) of the Stock Purchase Agreement provides for the deposit by Sellers with the Escrow Agent of a certificate or certificates, registered in the name of Sellers, together with appropriate stock powers duly executed in blank, for 50% of the aggregate number of Buyer's Shares issued to DJ, GM and WGM pursuant to the provisions of Section 2.1(b) of the Stock Purchase Agreement (the deposits described in this Whereas clause, together with any funds deposited with the Escrow Agent pursuant to Section 2(c), being referred to as the "Escrow Fund");

                 NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereto hereby agree as follows:

                 1. Appointment. Montreal Trust Company of Canada is hereby appointed Escrow Agent to accept, retain and dispose of the Escrow Fund in accordance with the provisions of this Agreement. The Escrow Agent hereby accepts such appointment and agrees to accept, retain and dispose of the Escrow Fund in accordance with the provisions of this Agreement.

                 2. Deposit of Escrow Fund; Substitution. (a) Each Seller hereby deposits with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, a certificate or certificates registered in the name of such Seller and representing 50% of the aggregate number of Buyer's Shares issued to such Seller pursuant to the provisions of Section 2.1(b) of the Stock Purchase Agreement (the "Stock Portion of the Escrow Fund") in full satisfaction of such Seller's obligations to make deposits with the Escrow Agent under Section 3.2(a)(viii) of the Stock Purchase Agreement.

                 (b) Schedule I attached hereto sets forth the name of each Seller and sets forth the number of Buyer's Shares to be deposited into the Escrow Fund by such Seller pursuant to the terms of Section 3.2(a)(viii) of the Stock Purchase Agreement.

                 (c) From time to time during the Escrow Term (as hereinafter defined), each Seller has the right to substitute all or any portion of the Buyer's Shares forming a part of the Escrow Fund and deposited with the Escrow Agent by such Seller pursuant to this Agreement, by depositing with the Escrow Agent cash in an amount equal to the Common Stock Market Price for each Buyer's Share substituted pursuant to the provisions of this Section 2(c). Not less than ten (10) days prior to the date a Seller wishes to effect the foregoing described substitution, he shall notify in writing the Escrow Agent and Buyer that he wishes to substitute such Buyer's Shares ("Substituted Stock") for cash on such date ("Substitution Date"). On the Substitution Date,
(i) the Seller shall deliver to the Escrow Agent a certified or official bank check payable to the order of the Escrow Agent in an amount equal to the product of (x) the Common Stock Market Price and (y) the number of shares of Substituted Stock; and (ii) the Escrow Agent shall deliver or cause to be delivered to such Seller, as the case may be, a stock certificate registered in the name of such Seller, as the case may be, representing the number of shares of Substituted Stock. All deposits of cash made pursuant to this Section 2(c) shall be accepted by the Escrow Agent, retained as part of the Escrow Fund and disposed of by it in accordance with the provisions of this Agreement (such cash being referred to as the "Cash Portion of the Escrow Fund").

                 (d) Each Seller shall only have the right of substitution described in Section 2(c) with respect to a number of Buyer's Shares equal to the number of Buyer's Shares of such Seller initially deposited by such Seller pursuant to Section 2(a) (subject to appropriate adjustment for any stock dividend on or split-up or combination of the Buyer's Shares).

                 3. Duty of Care, Investments. (a) The Escrow Agent shall hold and safeguard the Escrow Fund and shall treat the Escrow Fund as a trust fund in accordance with the provisions of this Agreement. The Escrow Agent shall invest the Cash Portion of the Escrow Fund in money market obligations, certificates of deposit or other short-term interest bearing securities.

                 (b) Any (i) interest, gains on the sale of securities or other income received by the Escrow Agent in respect of the Cash Portion of the Escrow Fund, reduced by any taxes, brokerage fees and other expenses incurred in connection with the investment of the Cash Portion of the Escrow Fund (the "Net Gain"), and (ii) Buyer's Shares with respect to the Stock Portion of the Escrow Fund as a result of any stock dividend, split-up or combination, or into which the Buyer's Shares shall be converted or exchanged as a result of any merger, reclassification or reorganization, shall constitute a part of the Escrow Fund and shall be retained and disposed of in accordance with the provisions of this Agreement.

                 4. Disbursement of Escrow Fund. The following provisions shall govern the Escrow Fund:

                 (a) The Escrow Fund shall be retained by the Escrow Agent until the first anniversary of the Closing Date (the "Escrow Term").

                 (b) In order to make a claim against the Escrow Fund (which claim shall, if appropriate, include interest thereon at the rate equal to the rate 3-D then pays on its long-term debt), Buyer shall deliver to the Escrow Agent either (i) a certificate signed by (A) an officer of Buyer and (B) the Sellers' Representative (as defined in Section 11), as the representative of the Sellers, stating in reasonable detail the factual and legal basis for and the amount of such claim (a "Certificate of Claim Resolution"), or (ii) a copy of a final, non-appealable order of a court of competent jurisdiction (a "Final Order") ordering the Escrow Agent to pay an amount specified in such Final Order to Buyer. Upon receipt of a Certificate of Claim Resolution or a Final Order, the Escrow Agent shall as soon as practicable, and in any event within ten (10) days, thereafter pay the amount set forth in such Certificate of Claim Resolution or Final Order (the "Claim Amount") to Buyer by delivering or causing to be delivered to Buyer a certificate registered in the name of Buyer for a number of whole Buyer's Shares equal to the Claim Amount divided by the Common Stock Market Price; provided, however, that, if any Seller has made a substitution pursuant to Section 2(c), the Escrow Agent shall instead deliver, or cause to be delivered, to Buyer (x) a check payable to the order of Buyer in an amount equal to the product of the Cash Percentage (as hereinafter defined) and the Claim Amount (plus the Net Gain on such amount from the respective date(s) of substitution pursuant to Section 2(c)), and (y) a certificate registered in the name of Buyer for a number of whole Buyer's Shares equal to the product of the Stock Percentage (as hereinafter defined) and the Claim Amount, divided by the Common Stock Market Price. "Cash Percentage" means a fraction, where the numerator is the value of the Cash Portion of the Escrow Fund (excluding any Net Gain) on the day before the date payment is to be made pursuant to this Section 4(b), determined by the Escrow Agent in its absolute discretion ("Cash Value"), and the denominator is the Cash Value plus the product of (x) the number of Buyer's Shares constituting the Stock Portion of the Escrow Fund on the day before the date payment is to be made pursuant to this Section 4(b), and (y) the Common Stock Market Price. "Stock Percentage" means the percentage equal to 100% minus the Cash Percentage.

                 (c) As soon as practicable after the expiration of the Escrow Term, and in any event within thirty (30) days thereafter:

                          (i) If there is not then unresolved a Notice of a Pending Claim (as defined below) from Buyer, the Escrow Agent shall automatically deliver, or cause to be delivered, (A) to each Seller who has not substituted pursuant to Section 2(c), a certificate registered in the name of such Seller representing a whole number of Buyer's Shares equal to the product of (x) the Seller's Stock Percentage (as hereinafter defined) of such Seller, and (y) the number Buyer's Shares then held by the Escrow Agent as part of the Escrow Fund; and (B) to each Seller who has substituted pursuant to Section 2(c), an official bank check payable to the order of such Seller in an amount equal to the sum of (A) product of (x) Seller's Cash Percentage (as hereinafter defined) of such Seller, and (y) the Cash Portion of the Escrow Fund (excluding any Net Gain) then held by the Escrow Agent and (B) the Net Gain allocable to such Seller, as determined by the Escrow Agent, whose determination shall be final and binding. Upon such deliveries, this Escrow Agreement shall terminate. Seller's Stock Percentage means the percentage obtained by dividing (x) the excess of (A) number of Buyer's Shares initially deposited into the Escrow Fund in respect of such Seller pursuant to the terms of Section 3.1(a)(viii) of the Stock Purchase Agreement, over (B) the number of shares of Substituted Stock of such Seller (in each case appropriately adjusted for stock splits or combinations of the Buyer Common Stock) by (y) the total number of Buyer's Shares then constituting the Stock Portion of the Escrow Fund. Seller's Cash Percentage means the percentage obtained by dividing the amount of cash such Seller has deposited pursuant to Section 2(c) by the total amount of cash all such Sellers have deposited pursuant to Section 2(c).

                          (ii) If there is then unresolved one or more written notices (a "Notice of a Pending Claim"), signed by an officer of Buyer, stating in reasonable detail the factual and legal basis for and the amount of one or more then unresolved claims against the Escrow Fund and such unresolved claims are for an amount equal to or in excess of the balance of the Escrow Fund, the Escrow Agent shall continue to hold the Escrow Fund until resolution of any such unresolved claim by a Certificate of Claim Resolution or a Final Order. Upon receipt of such Certificate of Claim Resolution or Final Order, the Escrow Agent shall (x) pay to Buyer the amount set forth in such Certificate of Claim Resolution or such Final Order in accordance with the provisions of Section 4(b), (y) retain as much of the Escrow Fund as is necessary to cover the full amount of any then still unresolved claims, and (z) pay to Sellers the balance, if any, of the Escrow Fund in accordance with the provisions of Section 4(c)(i). Upon the payment of the entire Escrow Fund in accordance with the provisions of this Section 4(c)(ii), this Agreement shall terminate.

                          (iii) If there is then unresolved one or more Notices of a Pending Claim, and such unresolved claims are for an amount less than the balance of the Escrow Fund, the Escrow Agent shall pay to Sellers the excess of the balance of the Escrow Fund over the full amount of any then unresolved claims in accordance with the provisions of Section 4(c)(i). The remaining balance of the Escrow Fund shall be retained and disposed of in accordance with the provisions of Section 4(c)(ii).

                 (d) For all purposes of this Section 4, the value of each Buyer's Share constituting a portion of the Stock Portion of the Escrow Fund shall be deemed to be the Common Stock Market Price.

                 5. Terms and Conditions to Escrow Agent's Acceptance. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow
Agent:

                          (a)     The duties and obligations of the Escrow
Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be bound by the provisions of the Stock Purchase Agreement or any other agreement between or among 3-D, Buyer, Company, Sellers or any other Person;

                          (b)     The Escrow Agent shall not be responsible for
any failure or inability of the parties to this Agreement, or of any one else, to deliver monies or other property to the Escrow Agent or otherwise to honor any of the provisions of this Agreement;

                          (c)     The fees of the Escrow Agent in administering
this Agreement shall be borne by 3-D and Buyer. 3-D, Buyer and Sellers will jointly indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys' fees and expenses, incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement. The provisions of this Section 5(c) shall survive any termination of this Agreement;

                          (d)     The Escrow Agent shall be fully protected in
acting on and relying upon any written notice, direction, re-quest, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, as certified to the Escrow Agent from time to time;

                          (e)     The Escrow Agent shall not be liable for any
error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except as a result of its own bad faith, willful misconduct or gross negligence;

                          (f)     The Escrow Agent may seek the advice of legal
counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written opinion of such counsel; and

                          (g)     In the event of ambiguity in the provisions
governing the Escrow Fund or uncertainly on the part of the Escrow Agent as to how to proceed, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may refrain from taking any action other than to retain custody of the Escrow Fund until it shall have received written instructions signed by Buyer and the Sellers' Representative, or may deposit the Escrow Fund with a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

                 6.       Resignation or Removal of Escrow Agent.

                          (a)     The Escrow Agent may resign at any time by
giving thirty (30) days' written notice thereof to Buyer and the Sellers' Representative. Within thirty (30) days after receiving such notice, Buyer and the Sellers' Representative shall agree on and appoint a successor escrow agent (the "Successor Escrow Agent") at which time the Escrow Agent shall deliver the Escrow Fund to the Successor Escrow Agent, net of any fees and expenses or other obligations then owed to the Escrow Agent. After appointment of the Successor Escrow Agent and delivery of the Escrow Fund by the Escrow Agent, the Escrow Agent shall have no further duties or responsibilities in connection herewith.

                          (b)     Buyer and the Sellers' Representative may
remove the Escrow Agent upon written notice to the Escrow Agent signed by the Buyer and the Sellers' Representative stating such removal and designating a Successor Escrow Agent, and, upon delivery of the Escrow Fund to the Successor Escrow Agent, net of any fees or expenses then owed to the Escrow Agent, the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

                          (c)     If after thirty (30) days from the date of
delivery of its written notice of intent to resign, or of Buyer's and the Sellers' Representative's notice of removal, the Escrow Agent has not received a written designation of a Successor

Escrow Agent, the Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Escrow Fund without any obligation to invest or reinvest any portion of the Cash Portion of the Escrow Fund until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a Successor Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

                 7. Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth on the signature pages of this Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth on the signature pages of this Agreement.

                 In case of service by mail, Federal Express or equivalent courier service, facsimile or by Personal service, such service shall be deemed complete upon receipt. The addresses and facsimile numbers to which, and Persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other parties.

                 8. Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the [State of New York] applicable to contracts made and to be entirely performed therein.

                 9. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any Person, other than 3-D, Buyer, Sellers and the Escrow Agent, and their respective successors and permitted assigns, heirs, personal representatives and legatees, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the foregoing Persons only. Subject to the provisions of Section 6(a) no party may assign any of its right or obligations under this Agreement except to a successor by operation of law.

                 10. Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                 11. Sellers' Representative. D.E. Janveau is hereby named as the Sellers' Representative. In the event Mr. Janveau (or any successor to him designated in accordance with the provisions of this Section
11) is unwilling or unable to serve as the Sellers' Representative hereunder, Sellers shall, by vote or consent of a majority in interest, designate a replacement Sellers' Representative. Any and all action taken hereunder by the Sellers' Representative, including any modification or amendment hereof, shall bind all Sellers and 3-D and Buyer shall be entitled to rely thereon for all purposes. The Sellers' Representative shall have no liability or obligation to any Seller for any action or omission to act hereunder in good faith.

                 12.      Entirety of Agreement.  This Agreement (including
Schedule I hereto), together with the Stock Purchase Agreement, states the entire agreement of the parties with respect to the subject matter hereof, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made.

                 13. Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by 3-D, Buyer and the Sellers' Representative. No such modification or amendment shall be binding on the Escrow Agent unless the Escrow Agent consents thereto in writing.

                 14. Nonwaiver. No waiver by any party of any provision contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such provision (or breach) on any other occasion or as a waiver of any other provision (or of the breach of any other provision) contained in this Agreement on the same or any other occasion.

                 15. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                 16. Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference herein to a Section or Schedule refers to a Section of or a Schedule to this Agreement, unless otherwise stated, and (v) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            3-D GEOPHYSICAL, INC.
Address:
                                            By:
                                               ---------------------
                                            Name:
                                                 -------------------
                                            Title:
                                                  ------------------

with a copy to:

Peter S. Kolevzon, Esq.
Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY 10022
Facsimile No.: (212) 715-8000


                                            3-D GEOPHYSICAL OF CANADA, INC.
Address:
                                            By:
7076 South Alton Way                           ---------------------
Building H                                  Name:
Englewood, CO 80112                              -------------------
Attn:  Chief Financial Officer              Title:
                                                  ------------------

with a copy to:

Peter S. Kolevzon, Esq.
Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY 10022
Facsimile No.: (212) 715-8000

Address:
                                            ------------------------
                                            D.E. Janveau
J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA

with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

Address:
                                            ------------------------
                                            W.G. Mueller
J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA

with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478

Address:
                                            ------------------------
                                            Gladys Mueller
c/o J.R.S. Exploration Company Limited
4750 30th Street S.E.
Calgary, Alberta T2B 271 CANADA


with a copy to:

James M.D. Clark, Esq.
Beaumont Church
2200 AGT Tower
411 1st Street S.E.
Calgary, Alberta T2G 5E7 CANADA
Facsimile No.:  (403) 264-0478


                 The undersigned, by its duly authorized officer, hereby accepts appointment as the Escrow Agent and agrees to act as the Escrow Agent pursuant to and in accordance with the provisions of the foregoing Agreement:

                                            MONTREAL TRUST COMPANY OF CANADA
Address:
                                            By:
                                               ----------------------
                                            Name:
                                                 --------------------
                                            Title:
                                                  -------------------


                 The undersigned hereby agrees to act as the Sellers' Representative under the foregoing Agreement:



                                            -------------------------
                                            D.E. Janveau

                                   SCHEDULE I




                                                              No.of Buyer's
                                                              Shares to
              Seller's Name                                   be Deposited
              -------------                                   ------------

              D.E. Janveau

              Gladys Mueller

              W.G. Mueller

                                    EXHIBIT E

                            SHARE EXCHANGE AGREEMENT


          MEMORANDUM OF AGREEMENT made as of the day of January, 1997.
A M O N G:

                         3-D GEOPHYSICAL, INC.,
                         a corporation existing under the
                         laws of the State of Delaware,

                         (hereinafter referred to as "3-D"),

                                                              OF THE FIRST PART,

                                     - and -

                         3-D GEOPHYSICAL OF CANADA, INC.,
                         a corporation existing under the laws of Canada,

                         (hereinafter referred to as "Corporation"),

                                                             OF THE SECOND PART,

                                     - and -

                         D.E. JANVEAU,
                         GLADYS MUELLER,
                         W.G. MUELLER,
                         C. DAVID SIEGFRIED AND
                         PEGGY J. SIEGFRIED,
                         the holders of non-voting exchangeable
                         shares in the capital of the Corporation,

               (each a "Seller", and collectively the "Sellers"),

                                                              OF THE THIRD PART.

                  WHEREAS pursuant to certain stock purchase agreements dated as of October 31, 1996 (collectively, the "Purchase Agreements") among 3-D, the Corporation and certain Sellers, the Sellers agreed to sell to the Corporation, and the Corporation agreed to purchase from the Sellers, the outstanding shares in the capital of certain corporations in consideration for, inter alia, the issuance by the Corporation to the Seller of exchangeable non-voting shares in the capital of the Corporation ("Exchangeable Shares") that are exchangeable at any time by the holders thereof for shares of common stock, par value U.S. $0.01 per share, in the capital of 3-D;

                  AND WHEREAS the parties to the Purchase Agreements agreed that at the closing of the purchase and sale transactions provided for therein, 3-D, the Corporation and the Sellers would execute and deliver a share exchange agreement in substantially the form set forth in Exhibit E to the Purchase Agreements;

                  AND WHEREAS 3-D is to grant to and in favour of the Sellers and such other holders (other than 3-D and its Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require 3-D to purchase from each such Seller or other holder, as the case may be, all or any part of the Exchangeable Shares held by such Seller or such other holder;

                  NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATION



1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "3-D COMMON SHARES" means the shares of common stock, par value U.S. $0.01 per share, in the capital of 3-D.

                  "3-D SUCCESSOR" has the meaning ascribed thereto in subparagraph 2.11(a)(i)(A) hereof.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and polices of that first mentioned Person; whether through the ownership of voting securities, by contract or otherwise.

                  "AUTOMATIC EXCHANGE EVENT" has the meaning ascribed thereto in subsection 2.11(a) hereof .

                  "AUTOMATIC EXCHANGE EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 2.11(b) hereof.

                  "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of 3-D to effect the automatic exchange of 3-D Common Shares for Exchangeable Shares pursuant to subsection 2.11(b) hereof.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a legal holiday on which banks are not open for business in Calgary, Alberta or New York, New York.

                  "CALL RIGHTS" means collectively the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

                  "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

                  "CBCA" means the Canada Business Corporations Act, as amended;

                  "CURRENT MARKET PRICE" means, in respect of 3-D Common Shares on any date, the Canadian Dollar Equivalent of the closing sale price of 3-D Common Shares on such day (or, if no trades of 3-D Common Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) reported on NASDAQ, or, if the 3-D Common Shares are not then quoted on NASDAQ, on such stock exchange or other automated quotation system on which the 3-D Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose.

                  "CURRENT 3-D COMMON SHARE EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "DEFAULT EVENT" means any failure, other than by reason of an Insolvency Event, of the Corporation to perform any of its obligations pursuant to the Exchangeable Share Provisions including, without limitation, its obligation to redeem any Retracted Shares.

                  "EXCHANGE RIGHT" has the meaning ascribed thereto in section
2.1 hereof.

                  "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions set forth in the provisions attaching to the Exchangeable Shares.

                  "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

                  "HOLDERS" means the registered holders from time to time of Exchangeable Shares including, without limitation, the Sellers, but excluding 3-D and its Affiliates.

                  "INSOLVENCY EVENT" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 60 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 5.6 of the Exchangeable Share Provisions.

                  "LIEN" means any lien, pledge, adverse claim, security interest, mortgage, restriction, claim, charge or other encumbrance of any kind or nature whatsoever.

                  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "NASDAQ" means the NASDAQ - National Market System.

                  "OFFICER'S CERTIFICATE" means, with respect to 3-D or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice- President or any other senior officer of 3-D or the Corporation, as the case may be.

                  "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative

                  "PURCHASE AGREEMENTS" has the meaning ascribed thereto in the recitals hereto.

                  "PRE-DILUTION MARKET PRICE" has the meaning ascribed hereto in the Exchangeable Share Provisions.

                  "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "RETRACTED SHARES" has the meaning ascribed thereto in section
2.6 hereof.

                  "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "SUPPORT AGREEMENT" means the support agreement made as of even date herewith between the Corporation and 3-D.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER, GENDER, ETC. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 WITHHOLDING OF TAX. All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                    ARTICLE 2

                  EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHTS

2.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. In consideration of the granting of the Call Rights to 3-D, 3-D hereby grants to the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event or a Default Event, to require 3-D to purchase from each Holder all or any part of the Exchangeable Shares held by such Holder, and (b) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. 3-D hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by 3-D to the Holders.

2.2 LEGENDED SHARE CERTIFICATES. The Corporation shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

         (a) the right to exercise the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

         (b)      the Automatic Exchange Rights.

2.3 PURCHASE PRICE. The purchase price payable by 3-D for each Exchangeable Share to be purchased by 3-D under the Exchange Right shall be an amount per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent, in each case determined on the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full in respect of the Exchangeable Shares in regard to which a Holder has exercised the Exchange Right by causing to be delivered to such Holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4 of the Exchangeable Share Provisions), plus (b) the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such declared and unpaid dividends).

2.4 EXERCISE OF THE EXCHANGE RIGHT. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event or a Default Event, to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Corporation. To exercise the Exchange Right, the Holder shall deliver to 3-D, in person, by courier or by certified or registered mail, at its principal office or at such other place as 3-D may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares that such Holder desires 3-D to purchase pursuant to the Exchange Right, duly endorsed in blank, and accompanied by such other documents and instruments as 3-D may reasonably require together with:

         (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby exercises the Exchange Right so as to require 3-D to purchase from the Holder the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by 3-D free and clear of all Liens, (iii) the names in which the certificates representing 3-D Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the Persons to whom such new certificates should be delivered;

         (b) payment (or evidence satisfactory to 3-D of payment) of the taxes (if any) payable as contemplated by section 2.7 hereof; and

         (c) a certificate or certificates of such Holder satisfactory to 3-D attesting to such Holder's accredited investor status and investment intent.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to 3-D are to be purchased by 3-D under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

2.5 DELIVERY OF 3-D COMMON SHARES: EFFECT OF EXERCISE. Promptly after receipt of the certificates, duly endorsed in blank, representing the Exchangeable Shares in respect of which the Exchange Right was exercised pursuant to section 2.4 hereof (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof in accordance with section
2.4 hereof, 3-D shall notify the Corporation of its receipt of the same and 3-D shall immediately thereafter deliver or cause to be delivered to the Holder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Holder), the certificates for the number of 3-D Common Shares issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens placed thereon by 3-D or the Corporation, and cheques for the balance, if any, of the total purchase price therefor (or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Immediately upon the exercise of the Exchange Right, as provided in section 2.4 hereof, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to 3-D all of its right, title and interest in and to such Exchangeable Shares free and clear of all Liens and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of 3-D Common Shares (together with a cheque for the balance, if any, of the purchase price therefor or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property) is not allotted, issued and delivered by 3-D to such Holder (or to such other Persons, if any, properly designated by such Holder) within five Business Days of the date of the exercise of the Exchange Right, in which case the rights of the Holder shall remain unaffected until such 3-D Common Shares are so allotted, issued and delivered by 3-D and any such cheque or property is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the 3-D Common Shares delivered to it pursuant to the Exchange Right. The Board of Directors shall sanction or approve any transfer of Exchangeable Shares made pursuant to an exercise of the Exchange Right pursuant to the provisions hereof and such sanction or approval shall be effective as at the closing of the transaction of purchase and sale of Exchangeable Shares as provided in this section 2.5.

2.6 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 5 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Corporation pursuant to section 5.6 of the Exchangeable Share Provisions that the Corporation is not permitted as a result of solvency requirements of applicable law to redeem all of such Retracted Shares, and provided that 3-D shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the retraction request shall constitute and shall be deemed to constitute an exercise of the Exchange

Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Holder immediately to notify 3-D of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to 3-D all relevant materials delivered by the Holder to the Corporation (including without limitation a copy of the retraction request delivered pursuant to section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and 3-D shall thereupon purchase the Retracted Shares that the Corporation is not permitted to redeem in accordance with the provisions of this Article 2.

2.7 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to 3-D pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing 3-D Common Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the Holder, provided, however, that such Holder (a) shall pay (and neither 3-D nor the Corporation shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Holder or
(b) shall establish to the satisfaction of 3-D and the Corporation that such taxes, if any, have been paid.

2.8 NOTICE OF INSOLVENCY EVENT OR DEFAULT EVENT. Immediately upon the occurrence of an Insolvency Event or a Default Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event or a Default Event, the Corporation and 3-D shall give written notice thereof to the Holders. Such notice shall describe the event that has occurred and shall specify that, pursuant to this Agreement, the Holders are currently entitled, or may become entitled at a later date, to exercise the Exchange Right.

2.9 QUALIFICATION OF 3-D COMMON SHARES. 3-D shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance of the 3-D Common Shares upon any exchange of the Exchangeable Shares for 3-D Common Shares without registration or qualification with, or approval of, or the filing of any document including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority in Canada or the fulfillment of any other legal requirement before such 3-D Common Shares may be issued and delivered by the Corporation or 3-D to the holder thereof.

2.10 RESERVATION OF 3-D COMMON SHARES. 3-D hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of 3-D Common Shares as is equal to the number of Exchangeable Shares outstanding at the date hereof and covenants that it will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of 3-D Common Shares (or other shares or securities into which 3-D Common Shares may be reclassified or changed) as is necessary to enable 3-D and the Corporation to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions and the Support Agreement.

2.11              AUTOMATIC EXCHANGE RIGHTS.

         (a) 3-D shall give the Holders notice of each of the following events (each an "Automatic Exchange Event") at the time set forth below:

                  (i) in the event of any determination by the board of directors of 3-D to enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of the undertaking, property and assets of 3-D would become the Property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, except where:

                           (A) such other Person or continuing corporation is a corporation (herein called "13-D Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

                           (B) 3-D Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement and the Support Agreement or, if not so bound:

                                    (I)     3-D Successor, the Corporation and
                                            a majority in interest of the
                                            Holders execute, prior to or
                                            contemporaneously with the
                                            consummation of such transaction, an
                                            agreement whereby 3-D Successor
                                            agrees to (i) be bound by the
                                            provisions hereof as if it were an
                                            original party hereto, and (ii)
                                            observe and perform all of the
                                            covenants and obligations of 3-D
                                            under this Agreement, which
                                            agreement shall be in form
                                            satisfactory to the Corporation and
                                            a majority in interest of the
                                            Holders, acting reasonably: and

                                    (II)    3-D Successor and the Corporation
                                            execute, prior to or
                                            contemporaneously with the
                                            consummation of such transaction, an
                                            agreement whereby 3-D Successor
                                            agrees to (i) be bound by the
                                            provisions of the Support Agreement
                                            as if it were an original party
                                            thereto. and (ii) observe and
                                            perform all of the covenants and
                                            obligations of 3-D under the Support
                                            Agreement, which agreement shall be
                                            in form satisfactory to the
                                            Corporation, acting reasonably,

                           at least 10 days prior to the proposed date on which such transaction shall be completed or otherwise become effective;

                  (ii) in the event of any determination by the board of directors of 3-D to institute voluntary liquidation, dissolution or winding-up proceedings with respect to 3-D or to effect any other distribution of assets of 3-D among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (iii) immediately, upon the earlier of (A) receipt by 3-D of notice of and (B) 3-D otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of 3-D or to effect any other distribution of assets of 3-D among its stockholders for the purpose of winding up its affairs.

Such notice shall describe the Automatic Exchange Event and shall specify that, pursuant to this Agreement, the occurrence of such event causes the Exchangeable Shares to be exchanged automatically for 3-D Common Shares.

         (b) On the fifth Business Day prior to the effective date of an Automatic Exchange, Event (the "Automatic Exchange Event Effective Date") all of the then outstanding Exchangeable Shares shall be automatically exchanged for 3-D Common Shares. To effect such automatic exchange, 3-D shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Automatic Exchange Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price multiplied by the Current 3-D Common Share Equivalent on such fifth Business Day prior to the Automatic Exchange Event Effective Date, which shall be satisfied in full in respect of the Exchangeable Shares held by each Holder by 3-D issuing to such Holder such whole number of 3-D Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current 3-D Common Share Equivalent (together with an amount in lieu of any fractional 3-D Common Share resulting from such calculation payable in accordance with section 10.4 of the Exchangeable Share Provisions), plus (b) an additional amount equal to the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amount equal to such declared and unpaid dividends). The Board of Directors shall sanction or approve any transfer of Exchangeable Shares made pursuant to the Automatic Exchange Rights and such sanction or approval shall be effective as of the fifth Business Day prior to the Automatic Exchange Event Effective Date.

         (c) On the fifth Business Day prior to the Automatic Exchange Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for 3-D Common Shares shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to 3-D all of the Holder's right, title and interest in and to such Exchangeable Shares free and clear of all Liens and shall cease to be a holder of Exchangeable Shares and 3-D shall issue to the Holder the 3-D Common Shares issuable upon the automatic exchange of Exchangeable Shares for 3-D Common Shares and shall deliver to the Holder a cheque for the balance, if any, of the purchase price for such Exchangeable Shares (or, if any part of the purchase price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the 3-D Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for 3-D Common Shares and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with 3-D pursuant to such automatic exchange shall thereafter be deemed to represent the 3-D Common Shares issued to the Holder by 3-D pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent 3-D Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as 3-D may reasonably require, 3-D shall deliver or cause to be delivered to the Holder certificates representing the 3-D Common Shares of which the Holder is the holder.


                                    ARTICLE 3

                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

3.1 AMENDMENTS, MODIFICATIONS, ETC. Except as provided for in section 3.2 hereof, this Agreement may not be amended or modified except by an agreement in writing executed by the Corporation, 3-D and a majority in interest of the Holders. Any amendment or modification of this Agreement by the Corporation, 3-D and a majority in interest of the Holders shall bind all the Holders, and the Corporation, 3-D and each Holder shall be entitled to rely on such amendment or modification for all purposes. No Holder shall be liable to any other Holder for or in respect of any action taken hereunder, or any omission to act hereunder, by such Holder including, without limitation, for or in respect of any act or omission of such Holder that may result in the amendment or modification of this Agreement or the execution and delivery of an agreement referred to in clause 2.11(a)(i)(B)(I) hereof. For the purposes of this Agreement, a "majority in interest of the Holders at any given time shall mean one or more Holders holding, in aggregate, more than 50% of the Exchangeable Shares that are outstanding at such time.

3.2       CHANGES IN THE CAPITAL OF 3-D OR THE CORPORATION. Notwithstanding
section 3.1 hereof, at all times after the occurrence of any 3-D Common Share Reorganization or Capital Reorganization (as such terms are respectively defined in the Exchangeable Share Provisions) or other change in either the 3-D Common Shares or the Exchangeable Shares or both, other than an Automatic Exchange Event, this Agreement shall forthwith be deemed to have been amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which 3-D Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement giving effect to and evidencing such necessary amendments and modifications.

3.3 VESTING OF POWERS IN 3-D SUCCESSOR. Upon 3-D Successor, the Corporation and a majority in the interest of the Holders executing and delivering the agreement referred to in clause 2.11(a)(i)(B)(I) hereof, 3-D Successor shall possess and from time to time may exercise each and every right and power of 3-D under this Agreement in the name of 3-D or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of 3-D or any officers of 3-D may be done and performed with like force and effect by the directors or officers of such 3-D Successor.


                                    ARTICLE 4

                        TRANSFERS OF EXCHANGEABLE SHARES

4.1 APPROVAL OF THE BOARD OF DIRECTORS. Except for any transfers of Exchangeable Shares to 3-D or any of its Affiliates pursuant to the provisions hereof or the Exchangeable Share Provisions, the Holders shall not be entitled to transfer any Exchangeable Shares except as permitted pursuant to the articles of incorporation of the Corporation. 3-D and the Board of Directors shall not sanction any transfer of Exchangeable Shares (other than to 3-D or any of its Affiliates pursuant to the provisions hereof or the Exchangeable Share Provisions) unless, as a condition precedent to any such transfer of Exchangeable Shares, the transferee, if it is not a party to this Agreement, executes and delivers an agreement in form and containing terms satisfactory to 3-D and the Corporation, acting reasonably, whereby the transferee shall become a party hereto and shall agree to be bound by the provisions hereof as if the transferee was an original party hereto, and thereupon the transferee shall have the same rights, and shall be subject to the same obligations, as the transferor hereunder.


                                    ARTICLE 5

                            3-D DISCLOSURE MATERIALS
                            TO BE PROVIDED TO HOLDERS

5.1 DISCLOSURE MATERIAL TO BE SENT BY 3-D TO THE HOLDERS. 3-D covenants and agrees with the Holders to send to each Holder at the address of such Holder set forth in section 7.3 hereof (or, in the absence of such an address, at the address of such Holder as shown at the relevant time on the register of Holders maintained by the Corporation or otherwise to such address that may be communicated by such Holder to 3-D), all materials that 3-D is required. pursuant to the provisions of the United States Securities Exchange Act of 1934, as amended, to send from time to time during the term of this Agreement to holders of 3-D Common Shares resident in the United States including, without limitation, copies of its annual reports and all proxy solicitation materials. Upon the request of a Holder, 3-D shall send to such Holder a copy of its quarterly reports.

                                    ARTICLE 6
                                   TERMINATION
6.1               TERM.
         (a) This Agreement, including the Exchange Right and the Automatic Exchange Rights, shall come into force and effect as at and from the date hereof and shall remain in force and effect until the earliest to occur of the following events, at which time this Agreement shall terminate:

                  (i) no outstanding Exchangeable Shares are held by any Holder; and

                  (ii) each of the Holders, the Corporation and 3-D agree in writing to terminate this Agreement.

         (b) Notwithstanding anything herein to the contrary, the provisions of this Agreement shall no longer be applicable to any Person (including, without limitation, any Seller) that ceases to be a registered holder of Exchangeable Shares and such Person shall, upon ceasing to be a registered holder of Exchangeable Shares, be deemed to have ceased to be a party to this Agreement until, if applicable, such time as such Person subsequently becomes a party to this Agreement by executing an agreement referred to in section 4.1 hereof.


                                    ARTICLE 7

                                     GENERAL

7.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties, is or are so fundamental to the intent of the parties and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties shall agree (i) to terminate this Agreement, or (ii) to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

7.2 INUREMENT. Subject to the provisions of Article 7 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, where applicable, their respective heirs and personal representatives,

7.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (a)      if to 3-D at:

                           3-D Geophysical, Inc.
                           7076 South Alton Way
                           Building H
                           Englewood, Colorado
                           U.S.A. 80112

                           Attention: Ronald L. Koons, Chief Financial Officer

                           Telecopy:       (303) 290-0447

                           With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York 10022

                           Attention: Peter S. Kolevzon, Esq.

                           Telecopy: (212) 715-8000

                  (b)      if to the Corporation at:

                           3-D Geophysical of Canada, Inc.
                           4750 - 30th Street S.E.
                           Calgary, Alberta
                           T2B 2ZI

                           Attention:  Assistant Treasurer

                           Telecopy:

                           With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York 10022

                           Attention: Peter S. Kolevzon, Esq.

                           Telecopy: (212) 715-8000

                  (c)      if to D.E. Janveau at:

                           [Note to Draft: insert address]

                           Attention:

                           Telecopy:

                           With a copy to:

                  (d)      if to Gladys Mueller at:

                           [Note to Draft: insert address]

                           Attention:
                           Telecopy:
                           With a copy  to:

                  (e)      if to W.G. Mueller at:

                           [Note to Draft: insert address]

                           Attention:
                           Telecopy:
                           With a copy to:
                  (f)      if to C. David Siegfried at:

                           [Note to Draft: insert address]

                           Attention:
                           Telecopy:

                           With a copy to:

                  (g)      if to Peggy J. Siegfried at:

                           [Note to Draft: insert address]

                           Attention:
                           Telecopy:
                           With a copy to:

         (h) if to any other Holder, at such address or telecopy number specified in a notice given by such Holder to the other parties hereto pursuant to the provisions of this section 7.3, failing which any notice required to be given to such Holder shall be given in accordance with the provisions of section
                  7.4 hereof.

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day or unless such notice or communication was not given during the normal business hours of the recipient on such day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

7.4 NOTICE TO HOLDERS. If a Holder does not provide an address for delivering a notice pursuant to subsection 7.3(h) hereof, any and all notices to be given and any documents to be sent to such Holder shall be given or sent to the address of such Holder shown at the relevant time on the register of Holders maintained by the Corporation.

7.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Holder by 3-D or by the Corporation, or by such Holder to 3-D or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of:

         (a)      3-D, in the case of payments made or documents sent by 3-D;

         (b) the Corporation, in the case of payments made or documents sent by the Corporation; and

         (c) the Holder, in the case of payments made or documents sent by the Holder.

7.6 COUNTERPARTS. This Agreement and any amendments or supplements thereto may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.7 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

7.8 ATTORNMENT. 3-D agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Alberta, waives any objection that it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SIGNED, SEALED AND DELIVERED       )
         in the presence of        )
                                   )
                                   )
------------------------------     )        ----------------------------------
Name:                              )        D.E. Janveau
                                   )
                                   )
                                   )
------------------------------     )        ----------------------------------
Name:                              )        Gladys Mueller
                                   )
                                   )
                                   )
------------------------------     )        ----------------------------------
Name:                              )        W.G. Mueller
                                   )
                                   )
                                   )
------------------------------     )        ----------------------------------
Name:                              )        C. David Siegfried
                                   )
                                   )
------------------------------     )        ----------------------------------
Name:                              )        Peggy J. Siegfried


3-D GEOPHYSICAL, INC.                       3-D GEOPHYSICAL OF CANADA, INC.


by                             C.S.         By                              C.S.
  ----------------------------                 -----------------------------
  Name:                                        Name:
  Title:                                       Title:

                                    EXHIBIT F


                                SUPPORT AGREEMENT


                  MEMORANDUM OF AGREEMENT made as of the day of January 1997.

B E T W E E N:

                           3-D GEOPHYSICAL, INC.,
                           a corporation existing under the laws
                           of the State of Delaware,

                           (hereinafter referred to as "3-D"),

                                                              OF THE FIRST PART,

                                     - and -


                           3-D GEOPHYSICAL OF CANADA, INC.
                           a corporation existing under the laws of Canada,

                           (hereinafter referred to as "Corporation"),

                                                             OF THE SECOND PART.


                  WHEREAS pursuant to certain stock purchase agreements dated as of October 31, 1996 (collectively, the "Purchase Agreements") among 3-D, the Corporation and certain sellers, the Corporation agreed to purchase the outstanding shares in the capital of certain corporations from such sellers in consideration for, inter alia, the issuance by the Corporation to such sellers of exchangeable non-voting shares in the capital of the Corporation ("Exchangeable Shares") that are exchangeable at any time by the holders thereof for shares of common stock, par value U.S. $0.01 per share, in the capital of 3-D ("3-D Common Shares");

                  AND WHEREAS the parties to the Purchase Agreements, agreed that at the closing of the purchase and sale transactions provided for therein, 3-D and the Corporation would execute and deliver a support agreement in substantially the form set forth as Exhibit F to the Purchase Agreements.

                  AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby 3-D will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered 3-D Common Shares in satisfaction of the obligations of the Corporation under the provisions (the "Exchangeable Share Provisions") attaching to the Exchangeable Shares with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices all in accordance with the Exchangeable Share Provisions;

         NOW THEREFORE in consideration of the respective covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

A. DEFINED TERMS. In this Agreement including the recitals hereto, all capitalized words and expressions used herein and not otherwise defined herein shall have the meanings ascribed to such words and expressions in the Exchangeable Share Provisions, unless the context requires otherwise.

B. INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

C. NUMBER, GENDER, ETC. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders.

D. DATE FOR ANY ACTION. If any, date on which any action is required to be taken under this Agreement is not a Business Day such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II.

                      COVENANTS OF 3-D AND THE CORPORATION

2.1 COVENANTS OF 3-D REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, 3-D shall:

         1.       not declare or pay any dividend on 3-D Common Shares unless
                  (i) the Corporation shall have sufficient assets, funds and other property (including, where applicable, 3-D Common Shares or other securities of 3-D) available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions, and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions;

         2. cause the Corporation to declare simultaneously with the declaration of any dividend on 3-D Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on 3-D Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

         3. advise the Corporation sufficiently in advance of the declaration by 3-D of any dividend on 3-D Common Shares and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the declaration date, record date and payment date for any dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on 3-D Common Shares, and such dates in respect of dividends on the Exchangeable Shares shall be in accordance with any requirement of the Exchangeable Share Provisions;

         4. ensure that the record date for any dividend declared on 3-D Common Shares, 3-D Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization is not less than ten Business Days after the declaration date for such dividend, 3-D common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization;

         5. take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to deliver 3-D Common Shares to the holders of Exchangeable Shares in satisfaction of the Liquidation Amount for each such Exchangeable Share, in accordance with the provisions of
                  Article 4 of the Exchangeable Share Provisions;

         6. take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction

                  Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to deliver 3-D Common Shares to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 5 or Article 6 of the Exchangeable Share Provisions, as the case may be;

         7. not exercise its vote as a shareholder of the Corporation to initiate, consent to or approve the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; and

         8. not exercise its vote as a shareholder of the Corporation to authorize the continuance or other transfer of the corporate existence of the Corporation to any jurisdiction outside Canada.

2.2 SEGREGATION OF FUNDS. 3-D will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, and will cause the Corporation to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, in each case in accordance with the Exchangeable Share Provisions.

2.3 RESERVATION OF 3-D COMMON SHARES. 3-D hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of 3-D Common Shares as is equal to the number of Exchangeable Shares outstanding immediately following the Effective Date and covenants that at all times in the future while any Exchangeable Shares are outstanding it will keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of 3-D Common Shares (or other shares or securities into which 3-D Common Shares may be reclassified or changed) as is necessary to enable 3-D and the Corporation to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions and the Share Exchange Agreement.

2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist 3-D to comply with its obligations hereunder, the Corporation will give 3-D notice of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (c) immediately, upon receipt by the Corporation of a Retraction Request; and

         (d) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 DELIVERY OF 3-D COMMON SHARES. In furtherance of its obligations under subsections 2.1(e) and (f) hereof, upon notice of any event that requires the Corporation to cause to be delivered 3-D Common Shares to any holder of Exchangeable Shares, 3-D shall forthwith issue and deliver the requisite 3-D Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such 3-D Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens. In consideration of the issuance of each such 3-D Common Share by 3-D, the Corporation shall issue to 3-D, or as 3-D shall direct, such number of common shares of the Corporation as is equal to the fair value of such 3-D Common Shares.

2.6 QUALIFICATION OF COMMON SHARES. 3-D shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance of the 3-D Common Shares upon any exchange of the Exchangeable Shares pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement without registration or qualification with, or approval of, or the filing of any document including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority in Canada or the fulfillment of any other legal requirement before such 3-D Common Shares may be issued and delivered by the Corporation or 3-D to the holder thereof.

2.7 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to 3-D Common Shares (an "Offer") is proposed by 3-D or is proposed to 3-D or its stockholders and is recommended by the board of directors of 3-D, or is otherwise effected or to be effected with the consent or approval of the board of directors of 3-D, 3-D will use all commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of 3-D Common Shares, without discrimination. Without limiting the generality of the foregoing, 3-D will use all commercially reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.8 OWNERSHIP OF OUTSTANDING SHARES. 3-D covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than 3-D or any of its Affiliates, 3-D will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Corporation (other than Exchangeable Shares) and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances (other than Exchangeable Shares), unless 3-D shall have obtained the prior approval of the Corporation and the holders of the Exchangeable Shares given in accordance with section 9.2 of the Exchangeable Share Provisions.

2.9 3-D NOT TO VOTE EXCHANGEABLE SHARES. 3-D covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by 3-D and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. 3-D further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the CBCA with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, including without limitation any approval to be given by holders of Exchangeable Shares pursuant to section 9.2 of the Exchangeable Share Provision.

2.10 DUE PERFORMANCE. On and after the Effective Date, 3-D shall duly and timely perform all of its obligations provided for in the Share Exchange Agreement and any obligations of 3-D that may arise upon the exercise of 3-D's rights under the Exchangeable Share Provisions.

2.11 ECONOMIC EQUIVALENCE. 3-D hereby acknowledges that it will be bound by any determination of economic equivalence made by the Board of Directors of the Corporation pursuant to section 10.1 of the Exchangeable Share Provisions.

2.12 CAPITAL REORGANIZATION OF 3-D. If at any time there is a capital reorganization of 3-D that is not provided for in subsection 1.1(o) of the Exchangeable Share Provisions or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of 3-D with or into another entity (any such event being called a "Capital Reorganization"), 3-D shall take all such actions and do all such things as are necessary to ensure that holders of Exchangeable Shares whose Exchangeable Shares have not been exchanged or automatically exchanged for 3-D Common Shares in accordance with the Exchangeable Share Provisions or the Share Exchange Agreement on or before the record date for such Capital Reorganization shall receive, upon any such exchange occurring pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement at any time after the record date for such Capital Reorganization, in lieu of the 3-D Common Shares that such holders would otherwise have been entitled to receive pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement, the number of shares or other securities of 3-D or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holders would have been entitled to receive as a result of such Capital Reorganization if, on the record date, such holders would have been the registered holders of the number of 3-D Common Shares to which such holders were then entitled upon any exchange of their Exchangeable Shares into 3-D Common Shares in accordance with the Exchangeable Share Provisions or the Share Exchange Agreement, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o) of the Exchangeable Share Provisions; provided that, in the event that all the outstanding Exchangeable Shares are not exchanged or automatically exchanged for 3-D Common Shares in accordance with the provisions hereof or the Share Exchange Agreement on or before the record date for such Capital Reorganization, such Capital Reorganization shall not be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement, such number of shares or other securities of 3-D or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

2.13 OTHER CHANGE IN 3-D COMMON SHARES. In the case of any reclassification of, or other change in the outstanding 3-D Common Shares other than (i) a 3-D Common Share Reorganization, (ii) a Capital Reorganization, or
(iii) an Automatic Exchange Event (as defined in the Share Exchange Agreement, 3-D shall take all such actions and do all such things as are necessary to ensure that holders of Exchangeable Shares shall receive, upon the occurrence at any time after such record date of any event whereby they would receive 3-D Common Shares pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for 3-D Common Shares pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o) of the Exchangeable Share Provisions.

                                  ARTICLE III.

                                     GENERAL

3.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as there are no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) held by any party other than 3-D and its Affiliates.

3.2 CHANGES IN CAPITAL OF 3-D AND THE CORPORATION. Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to sections 2.7, 2.12 or 2.13 hereof, other than an Automatic Exchange Event (as defined in the Share Exchange Agreement), as a result of which either 3-D Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith to the extent practicable be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which 3-D Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by the Corporation and 3-D and approved by the holders of the Exchangeable Shares in accordance with section 9.2 of the Exchangeable Share Provisions.

3.5               MINISTERIAL AMENDMENTS. Notwithstanding the provisions of
section 3.4, the parties to this Agreement may without the approval of the holders of the Exchangeable Shares, at any time and from time to time, amend or modify this Agreement in writing for the purposes of:

         1. adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

         2. making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and 3-D, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         3. making such change or corrections which, on the advice of counsel to the Corporation and 3-D, are required for the purpose of curing or correcting any ambiguity or detect or inconsistent provision or clerical omission or mistake or manifest error herein, provided that the boards of directors of each of the Corporation and 3-D shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS. The Corporation, at the request of 3-D, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation and the Exchangeable Share Provisions. In lieu of calling a meeting of holders of Exchangeable Shares, with the consent of 3-D, any proposed amendment or modification requiring approval of the holders of Exchangeable Shares pursuant to section 3.4 hereof may be given by such holders executing a written resolution evidencing the approval of such proposed amendment or modification, which resolution must be signed by all the holders of Exchangeable Shares entitled to vote on such matter.

3.7 WAIVERS ONLY IN WRITING. No waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party, as shall be specified in like notice):

                  (i)      if to 3-D at:

                           3-D Geophysical, Inc.
                           7076 South Alton Way
                           Building H
                           Englewood, Colorado
                           U.S.A.  80112

                           Attention:  Ronald L. Koons, Chief Financial Officer
                           ----------------------------------------------------

                           Telecopy:  (303) 290-0447

                           With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022

                           Attention:  Peter S. Kolevzon, Esq.
                           -----------------------------------

                           Telecopy: (212) 715-8000

                  (ii)     if to the Corporation at:

                           3-D Geophysical of Canada, Inc.
                           4750 30th Street S.E.
                           Calgary, Alberta
                           T2B 2Z1

                           Attention:  Assistant Treasurer
                           -------------------------------

                           Telecopy:   (-) -

                           With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022

                           Attention:  Peter S. Kolevzon, Esq.
                           -----------------------------------

                           Telecopy:  (212) 715-8000

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day or unless such notice or communication was not given during the normal business hours of the recipient on such day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. his Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

3.12 ATTORNMENT. 3-D agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                   3-D GEOPHYSICAL, INC.



                                   by___________________________________C.S.
                                     Name:
                                     Title:


                                   3-D GEOPHYSICAL OF CANADA, INC.



                                   by___________________________________C.S.
                                     Name:
                                     Title: